                                                                    EXHIBIT 4.10

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                      TRANSFER AND ADMINISTRATION AGREEMENT


                                      among


                         ENTERPRISE FUNDING CORPORATION


                                   as Company

                                       and


                               KCH FUNDING, L.L.C.


                                  as Transferor

                                       and


                                   UNOVA, INC.


                                as the Parent and

                                   as Servicer

                                       and


                                NATIONSBANK, N.A.


                    as Lead Arranger, Agent and Bank Investor

                            Dated as of June 18, 1999



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                                TABLE OF CONTENTS
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                                                                                                               PAGE
ARTICLE I DEFINITIONS.............................................................................................1
         SECTION 1.1.  Certain Defined Terms......................................................................1
         SECTION 1.2.  Other Terms...............................................................................22
         SECTION 1.3.  Computation of Time Periods...............................................................22
ARTICLE II PURCHASES AND SETTLEMENTS.............................................................................23
         SECTION 2.1.  Transfers.................................................................................23
         SECTION 2.2.  Procedures................................................................................23
         SECTION 2.3.  Selection of Tranche Periods and Tranche Rates............................................26
         SECTION 2.4.  Discount, Fees and Other Costs and Expenses...............................................29
         SECTION 2.5.  Non-Liquidation Settlement and Reinvestment Procedures....................................29
         SECTION 2.6.  Liquidation Settlement Procedures.........................................................30
         SECTION 2.7.  Protection of Ownership Interest of Agent, the Company and the
                           Bank Investors........................................................................31
         SECTION 2.8.  Deemed Collections; Application of Payments...............................................32
         SECTION 2.9.  Payments and Computations, Etc............................................................33
         SECTION 2.10. Reports...................................................................................34
         SECTION 2.11. Collection Account........................................................................34
         SECTION 2.12. Sharing of Payments, Etc..................................................................34
         SECTION 2.13. Right of Setoff...........................................................................35
ARTICLE III REPRESENTATIONS AND WARRANTIES.......................................................................35
         SECTION 3.1.  Representations and Warranties of the Transferor..........................................35
         SECTION 3.2.  Representations and Warranties of the Servicer............................................38
ARTICLE IV CONDITIONS PRECEDENT..................................................................................40
         SECTION 4.1.  Conditions to Closing.....................................................................40
         SECTION 4.2.  Conditions Precedent to Each Incremental Transfer.........................................43
ARTICLE V COVENANTS..............................................................................................43
         SECTION 5.1.  Affirmative Covenants of Transferor.......................................................43
         SECTION 5.2.  Negative Covenants of the Transferor......................................................49
         SECTION 5.3.  Financial Covenant of the Parent..........................................................51
         SECTION 5.4.  Affirmative Covenants of the Servicer.....................................................52
         SECTION 5.5.  Negative Covenants of the Servicer........................................................54
ARTICLE VI ADMINISTRATION AND COLLECTIONS........................................................................55
         SECTION 6.1.  Appointment of Servicer...................................................................55
         SECTION 6.2.  Duties of Servicer........................................................................55
         SECTION 6.3.  Rights After Designation of New Servicer..................................................57
         SECTION 6.4.  Servicer Default..........................................................................57
         SECTION 6.5.  Responsibilities of the Transferor and the Parent.........................................58
ARTICLE VII TERMINATION EVENTS...................................................................................58
         SECTION 7.1.  Termination Events........................................................................58
         SECTION 7.2.  Termination...............................................................................60
ARTICLE VIII INDEMNIFICATION; EXPENSES; RELATED MATTERS..........................................................61
         SECTION 8.1.  Indemnities by the Transferor.............................................................61
         SECTION 8.2.  Indemnity for Taxes, Reserves and Expenses................................................64
         SECTION 8.3.  Taxes.....................................................................................66
         SECTION 8.4.  Other Costs, Expenses and Related Matters.................................................66

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         SECTION 8.5.  Reconveyance Under Certain Circumstances..................................................67
         SECTION 8.6.  Indemnities by the Servicer...............................................................67
ARTICLE IX THE AGENT; BANK COMMITMENT............................................................................68
         SECTION 9.1.  Authorization and Action..................................................................68
         SECTION 9.2.  Agent's Reliance, Etc.....................................................................68
         SECTION 9.3.  Termination Event or Potential Termination Event..........................................68
         SECTION 9.4.  Rights as Bank Investor...................................................................69
         SECTION 9.5.  Indemnification of the Agent..............................................................69
         SECTION 9.6.  Non-Reliance..............................................................................70
         SECTION 9.7.  Resignation of Agent......................................................................70
         SECTION 9.8.  Payments by the Agent.....................................................................70
         SECTION 9.9.  Bank Commitment; Assignment to Bank Investors.............................................70
ARTICLE X MISCELLANEOUS..........................................................................................74
         SECTION 10.1.  Term of Agreement........................................................................74
         SECTION 10.2.  Waivers; Amendments......................................................................75
         SECTION 10.3.  Notices..................................................................................75
         SECTION 10.4.  Governing Law; Submission to Jurisdiction; Integration...................................77
         SECTION 10.5.  Counterparts.............................................................................78
         SECTION 10.6.  Successors and Assigns...................................................................78
         SECTION 10.7.  Waiver of Confidentiality................................................................79
         SECTION 10.8.  Confidentiality Agreement................................................................79
         SECTION 10.9.  No Bankruptcy Petition Against the Company...............................................80
         SECTION 10.10.  Characterization of the Transactions Contemplated by the Agreement......................80

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EXHIBITS

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
EXHIBIT A                Form of Contract

EXHIBIT B                Credit and Collection Policies and Practices

EXHIBIT C                List of Lock-Box Banks and Accounts

EXHIBIT D                Form of Lock-Box Agreement

EXHIBIT E                Form of Investor Report

EXHIBIT F                Form of Transfer Certificate

EXHIBIT G                Form of Assignment and Assumption Agreement

EXHIBIT H                Form of Transfer Request

EXHIBIT I                Location of Records

EXHIBIT J                List of Subsidiaries, Divisions and Tradenames

EXHIBIT K                Form of Opinion of Counsel for the Transferor

EXHIBITS L-1 and L-2     Forms of Secretary's Certificate

EXHIBIT M                Form of Certificate


ANNEX 1  Special Concentration Obligors
ANNEX 2  Originator Subsidiaries and Divisions

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                      TRANSFER AND ADMINISTRATION AGREEMENT

                  TRANSFER AND ADMINISTRATION AGREEMENT (this "AGREEMENT"), dated as of June 18, 1999, by and among KCH FUNDING, L.L.C., a Delaware limited liability company, as transferor (in such capacity, the "TRANSFEROR"), UNOVA, INC., a Delaware corporation, as the parent of the Transferor (in such capacity, the "PARENT") and as servicer (in such capacity, the "SERVICER"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "COMPANY"), NATIONSBANK, N.A., a national banking association ("NATIONSBANK"), as Lead Arranger, as agent for the Company and the Bank Investors (in such capacity, the "AGENT"), as Administrative Agent and as a Bank Investor.

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "ADMINISTRATIVE AGENT" means NationsBank, as administrative agent for the Company.

                  "ADMINISTRATIVE FEE" means the fee payable by the Transferor to the Agent, the terms of which are set forth in the Fee Letter.

                  "ADVERSE CLAIM" means a lien, security interest, charge or encumbrance of any kind, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties). The term "Adverse Claim" shall not include any such Adverse Claim in favor of the Company or the Bank Investors or any Adverse Claim specifically permitted under the terms of this Agreement or the Receivables Purchase Agreement or the Originator Subsidiary Receivables Purchase Agreement.

                  "AFFECTED ASSETS" means, collectively, the Receivables and the Related Security, Collections and Proceeds relating thereto.

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

                  "AGENT" means NationsBank, in its capacity as agent for the Company and the Bank Investors, and any successor thereto appointed pursuant to
Article IX.

                  "AGGREGATE UNPAIDS" means, at any time, an amount equal to the sum of (i) the aggregate Discount accrued and to accrue to maturity of all outstanding Tranche Periods to which the Net Investment is allocated, including all Related Commercial Paper, (ii) the Net Investment at such time, and (iii) all other amounts owed (whether due or accrued) hereunder by the Transferor,

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the Servicer or the Parent to the Agent, the Administrative Agent, Company or
Bank Investors at such time.

                  "ARRANGEMENT FEE" means the fee payable on the date of execution hereof by the Parent to NationsBank, the terms of which are set forth in the Fee Letter.

                  "ASSIGNMENT AMOUNT" with respect to a Bank Investor shall mean at any time an amount equal to the lesser of (i) such Bank Investor's Pro Rata Share of the Net Investment at such time, (ii) such Bank Investor's Pro Rata Share of the aggregate outstanding principal balance of the Receivables (other than Defaulted Receivables not required to be paid by the Transferor or a guarantor) plus all Collections received by the Servicer but not yet remitted by the Servicer plus any amounts in respect of "deemed collections" required to be paid by the Transferor at such time and (iii) such Bank Investor's unused Commitment.

                  "ASSIGNMENT AND ASSUMPTION AGREEMENT" means an Assignment and Assumption Agreement substantially in the form of Exhibit G attached hereto.

                  "BANK INVESTORS" shall mean NationsBank and its successors and assigns.

                  "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978 (11 U.S.C.) Sections 101 et seq., as amended.

                  "BASE RATE" or "BR" means a rate per annum equal to the greater of (i) the prime rate of interest announced by the Liquidity Provider (or, if more than one Liquidity Provider, then by NationsBank) from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Liquidity Provider (or NationsBank, as applicable)) and (ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider (or, if more than one Liquidity Provider, then by NationsBank) from three Federal funds brokers of recognized standing selected by it.

                  "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                  "BR TRANCHE" means a Tranche as to which Discount is calculated at the Base Rate.

                  "BR TRANCHE PERIOD" means, with respect to a BR Tranche, either (a) prior to the Termination Date, a period of up to thirty (30) days requested by the Transferor and agreed to by the Company, NationsBank, on behalf of the Liquidity Provider, or the Agent, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company, NationsBank or the Agent, as the case may be, or (b) after the Termination Date, a period of one

                                       2

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(1) day. If a BR Tranche Period would end on a day which is not a Business
Day, such BR Tranche Period shall end on the next succeeding Business Day.

                   "BUSINESS DAY" means any day excluding Saturday, Sunday and any day on which banks in New York, New York, Charlotte, North Carolina or Los Angeles, California are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

                  "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

                  "CERTIFICATE" means the certificate issued to the Agent for the benefit of the Company and the Bank Investors pursuant to Section 2.2(e) hereof.

                  "CHANGE OF CONTROL" means (a) as to the Transferor, that the Transferor shall no longer be a wholly owned subsidiary of the Parent and (b) as to the Parent, "Change of Control" means any of the following:

                  (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (for purposes of the definition of "Change of Control" only, a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of either (A) the then outstanding shares of common stock of the Parent (the "Outstanding Parent Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following acquisitions of Outstanding Parent Common Stock and Outstanding Parent Voting Securities: (x) any acquisition by the Parent, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Parent or any corporation controlled by the Parent, or (z) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or

                  (ii) Individuals who, as of the Closing Date, constitute the Board of Directors of the Parent (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the Closing Date whose election, or nomination for election by the Parent's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but provided further that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened election contest solicitation of proxies or

                                       3

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         consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

                  (iii) The approval by the shareholders of the Parent of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Parent (a "Business Combination"), or if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Parent or all or substantially all of Parent's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities, as the case may be, (B) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Parent or any corporation controlled by the Parent or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 30 percent or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Parent prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) The approval by the shareholders of the Parent of a complete liquidation or dissolution of the Parent.

                  "CLASS 1 OBLIGOR" means any Obligor and its affiliates which does not have a public debt rating from S&P or Moody's on its long-term senior unsecured debt obligations, or any Obligor and its affiliates whose long-term senior unsecured debt obligations are rated below Baa3 or BBB- by S&P or Moody's, respectively.

                  "CLASS 2 OBLIGOR" means any Obligor and its affiliates whose long-term senior unsecured debt obligations are rated at least Baa3 and BBB- by S&P and Moody's, respectively, but which is not a Class 3 Obligor, and with respect to which ratings neither Standard & Poor's nor Moody's shall have made a public announcement anticipating a downgrading of such Class 2 Obligor's long-term unsecured debt obligations to a rating less than the aforementioned ratings.

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

                  "CLASS 3 OBLIGOR" means any Obligor and its affiliates whose long-term senior unsecured debt obligations are rated at least A3 and A- by S&P and Moody's respectively, and with respect to which ratings neither Standard & Poor's nor Moody's shall have made a public announcement anticipating a downgrading of such Class 3 Obligor's long-term unsecured debt obligations to a rating less than the aforementioned ratings.

                  "CLOSING DATE" means June 18, 1999.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COLLATERAL AGENT" means NationsBank, as collateral agent for any Liquidity Provider, any Credit Support Provider, the holders of Commercial Paper and certain other parties.

                  "COLLECTION ACCOUNT" means the account, established by the Agent, for the benefit of the Company and the Bank Investors, pursuant to
Section 2.11 hereof.

                  "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, and cash proceeds of the Related Security with respect to such Receivable.

                  "COMMERCIAL PAPER" means the promissory notes issued by the Company in the commercial paper market.

                  "COMMITMENT" means (i) with respect to each Bank Investor party hereto, the commitment of such Bank Investor to make acquisitions from the Transferor or the Company in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Bank Investor's signature on the signature page hereto under the heading "COMMITMENT", MINUS the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement PLUS the dollar amount of any increase to such Bank Investor's Commitment consented to by such Bank Investor prior to the time of determination and (ii) with respect to any assignee of a Bank Investor party hereto pursuant to an Assignment and Assumption Agreement, the commitment of such assignee to make acquisitions from the Transferor or the Company not to exceed the amount set forth in such Assignment and Assumption Agreement MINUS the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement prior to such time of determination PLUS the dollar amount of any increase to such assignee's Commitment consented to by it prior to the time of determination; PROVIDED, HOWEVER, that in the event that the Facility Limit is reduced, in either case, the aggregate commitment of all the Bank Investors shall be reduced in a like amount and the commitment of each Bank Investor shall be reduced in proportion to such reduction.

                  "COMMITMENT TERMINATION DATE" means June 16, 2000, or such later date to which the Commitment Termination Date may be extended by the Transferor, the Agent and the Bank Investors not later than thirty (30) days prior to the then current Commitment Termination Date.

                  "COMPANY" means Enterprise Funding Corporation, and its successors and assigns, including any Conduit Assignee.

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                  "CONCENTRATION FACTOR" means for any Designated Obligor on any date of determination (a) three percent (3%) of the Net Receivables Balance prior to any exclusion for excess concentrations on such date; PROVIDED, HOWEVER, that with respect to any Designated Obligor and its Affiliates whose long-term unsecured debt obligations are rated at least "BBB-" by Standard & Poor's and at least "Baa3" by Moody's, and with respect to which rating neither Standard & Poor's nor Moody's shall have made a public announcement anticipating a downgrading of such Designated Obligor's long-term unsecured debt obligations to a rating less than the aforementioned ratings, but which is not a Class 3 Obligor, "Concentration Factor" means five percent (5%) of the Net Receivables Balance prior to any exclusion for excess concentrations on such date; PROVIDED, FURTHER, that with respect to any Designated Obligor and its Affiliates which is a Class 3 Obligor, "Concentration Factor" means seven percent (7%) of the Net Receivables Balance prior to any exclusion for excess concentrations on such date; PROVIDED, FURTHER, that, with respect to any Special Concentration
Obligor, the "Concentration Factor" means the percentage set forth on Annex 1 hereto for such Special Concentration Obligor if the long-term unsecured debt obligations of such Special Concentration Obligor are rated at least the ratings by Standard & Poor's and Moody's set forth in such Annex 1 (as Annex 1 may from time to time be amended by the written agreement of the parties hereto), and with respect to which ratings neither Standard & Poor's nor Moody's shall have made a public announcement anticipating a downgrading of such Designated Obligor's long-term unsecured debt obligations to a rating less than the aforementioned ratings, or (b) such other amount determined by the Agent in the reasonable exercise of its good faith judgment and disclosed in a written notice delivered to the Transferor, provided that such other amount shall be applied only to future Transfers after receipt of notice. In any event, the Concentration Factor with regard to the Special Concentration Obligors shall not exceed 33% of the Net Receivables Balance prior to any exclusion for excess concentrations.

                  "CONDUIT ASSIGNEE" shall mean any commercial paper conduit administered by NationsBank or Bank of America National Trust and Savings Association and designated by NationsBank from time to time to accept an assignment from the Company of all or a portion of the Net Investment.

                  "CONDUIT TERMINATION EVENT" means either (a) the Liquidity Provider or the Credit Support Provider shall have given notice that an event of default has occurred and is continuing under any of its respective agreements with the Company or (b) the Commercial Paper issued by the Company shall not be rated at least "A-2" by Standard & Poor's and at least "P-2" by Moody's.

                  "CONTRACT" means an agreement, or invoice in substantially the form of one of the forms attached hereto as Exhibit A and/or evidenced by customer purchase orders or otherwise approved by the Agent, which approval shall not be unreasonably withheld or delayed, pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or services rendered.

                  "CP RATE" means, with respect to any CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to such CP Tranche Period may be sold by any placement agent or

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commercial paper dealer selected by the Company, PROVIDED, HOWEVER, that if the rate (or rates) as agreed between any such agent or dealer and the Company is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from the Company's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

                  "CP TRANCHE" means a Tranche as to which Discount is calculated at a CP Rate.

                  "CP TRANCHE PERIOD" means, with respect to a CP Tranche, a period of days not to exceed ninety (90) days commencing on a Business Day requested by the Transferor and agreed to by the Company pursuant to Section 2.3 hereof. If a CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the next succeeding Business Day.

                  "CREDIT AND COLLECTION POLICY" shall mean the applicable Originator Subsidiary's credit and collection policy or policies and practices, relating to Contracts and Receivables existing on the date hereof and referred to in Exhibit B attached hereto, as modified from time to time in compliance with Section 5.2(c) hereof.

                  "CREDIT SUPPORT AGREEMENT" means the agreement between the Company and the Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

                  "CREDIT SUPPORT PROVIDER" means the Person or Persons who provides credit support to the Company in connection with the issuance by the Company of Commercial Paper.

                  "DEALER FEE" means the fee payable by the Transferor to the Administrative Agent, the terms of which are set forth in the Fee Letter.

                  "DEFAULT AMOUNT" means, for any fiscal month, the aggregate outstanding balance of all Receivables which became Defaulted Receivables during such fiscal month.

                  "DEFAULTED RECEIVABLE" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for one hundred and twenty (120) days or more from the original invoice date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (iii) which has been identified by the Transferor, the Parent or the Servicer as uncollectible; or (iv) which, consistent with the Credit and Collection Policy, should be written off as uncollectible.

                  "DEFAULTING BANK INVESTOR" has the meaning specified in
Section 2.2(c) hereof.

                  "DELINQUENCY RATIO" means with respect to any date of determination, the ratio (expressed as a percentage) of (i) the aggregate outstanding balance of all Delinquent Receivables as of such date to (ii) the aggregate outstanding balance of all Receivables (other than Defaulted Receivables) as of such date.

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

                  "DELINQUENT RECEIVABLE" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than thirty (30) days from the original due date for such Receivable and (ii) which is not a Defaulted Receivable.

                  "DESIGNATED OBLIGOR" means, at any time, each Obligor; PROVIDED, HOWEVER, that, upon notice to the Transferor from the Agent, any Obligor shall cease to be a Designated Obligor with regard to future Transfers after the Transferor's receipt of such notice to such effect from the Agent, delivered at any time; provided that the Agent shall exercise its right to reject any such Obligor in a reasonable manner; provided, further that no Special Concentration Obligor shall be excluded as a "Designated Obligor," for so long as it is in compliance with the rating requirements set forth on Annex 1.

                  "DILUTION RATIO" means, the ratio (expressed as a percentage) of (i) the aggregate amount of any Receivables that are reduced or canceled as a result of any defective, rejected or returned merchandise or services or as a result of credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, chargebacks, allowances, other similar dilutive factors, and any other billing or other adjustment (whether effected through the granting of credits against the applicable Receivables or by the issuance of a check or other payment in respect of (and as payment for) such reduction) by the Parent, the Transferor or the Servicer, provided to Obligors in respect of Receivables during the preceding fiscal month by (ii) the aggregate outstanding balance of all Receivables which arose during the second preceding fiscal month (or such other preceding month during which such diluted Receivables were created).

                  "DILUTION RESERVE" means, at any time, an amount equal to the product of (a) 1.5, (b) the highest Dilution Ratio as of the last day of each of the twelve (12) fiscal months preceding the current month, utilizing the dilution level experienced in March 1998 in replacement of the March 1999 dilution level, and (c) the sum of the Net Investment, the Loss Reserve, the Discount Reserve and the Servicing Fee Reserve at such time.

                  "DISCOUNT" means, with respect to any Tranche Period:


                                                   TR x TNI x AD
                                                              ---
                                                              360
                  Where:
                  TR       =        the Tranche Rate applicable to such Tranche Period.

                  TNI      =        the portion of the Net Investment allocated to such Tranche Period.

                  AD       =        the actual number of days during such Tranche Period.

PROVIDED, HOWEVER, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and, PROVIDED, FURTHER, that Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

                  "DISCOUNT RESERVE" means, at any time, an amount equal to:


                                    TD + LY
                  Where:
                  TD       =        the sum of the unpaid Discount for all Tranche Periods.

                  LY       =        the Liquidation Yield.

                  "EARLY COLLECTION FEE" means, for any Tranche Period during which the portion of the Net Investment that was allocated to such Tranche Period is reduced for any reason whatsoever, the amount payable in accordance with Section 8.4(b) hereof, equal to the excess, if any, of (i) the additional Discount that would have accrued during such Tranche Period if such reductions had not occurred, minus (ii) the income received by the recipient of such reductions from investing the proceeds of such reductions in a reasonable manner.

                  "ELIGIBLE INVESTMENTS" means any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; PROVIDED, HOWEVER, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P and Moody's of at least "A-1" and "P-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by S&P and by Moody's; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from S&P and Moody's of at least "A-1" and "P-1", respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits in any depositary institution or trust company referred to in (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from S&P and Moody's of at least "A-1" and "P-1", respectively; (d) Eurodollar time deposits having a credit rating from S&P and Moody's of at least "A-1" and "P-1", respectively; and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof, so long as the other party to the repurchase agreement has at the time of investment therein, a rating from S&P and Moody's of at least "A-1" and "P-1", respectively.

                  "ELIGIBLE RECEIVABLE" means, at any time, any Receivable:

                  (i) which has been originated by an Originator Subsidiary, sold to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement and to which the Transferor has good title thereto, free and clear of all Adverse Claims;

                  (ii) which (together with the Collections and Related Security related thereto) has been the subject of either a valid transfer and assignment from the Transferor to the Agent, on behalf of the Company and the Bank Investors, of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the Collections and Related Security related thereto) to the Agent for the benefit of the Company and the Bank Investors, effective until the termination of this Agreement;

                  (iii) the Obligor of which is a United States resident, is a Designated Obligor at the time of the initial creation of an interest therein hereunder, is not an Affiliate or employee of any of the parties hereto, and is not a government or a governmental subdivision or agency;

                  (iv) which is not a Defaulted Receivable at the time of the initial creation of an interest therein hereunder;

                  (v) which is not a Delinquent Receivable at the time of the initial creation of an interest therein hereunder, provided that, for the initial Incremental Transfer only, the term "Eligible Receivable" shall be deemed not to include this clause.

                  (vi) which, (A) arises pursuant to a Contract with respect to which each of the Parent, the Originator Subsidiary and the Transferor has performed all obligations required to be performed by it thereunder, including without limitation shipment of the merchandise and/or the performance of the services purchased thereunder; (B) has been billed; and (C) according to the Contract related thereto, is required to be paid in full within sixty (60) days of the original invoice date therefor;

                  (vii) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

                  (viii) a purchase of which with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                  (ix) which is an "account" or "chattel paper" and is not evidenced by instruments within the meaning of Article 9 of the UCC of all applicable jurisdictions;

                  (x) which is denominated and payable only in United States dollars in the United States;

                  (xi) which, arises under a Contract that together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any litigation, dispute, offset, counterclaim or other defense;

                  (xii) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

                  (xiii) which (A) satisfies all applicable requirements of the applicable Credit and Collection Policy and (B) is assignable without the consent of, or notice (which has not been given) to, the Obligor thereunder;

                  (xiv) which was generated in the ordinary course of the applicable Originator Subsidiary's business;

                  (xv) the Obligor of which has been directed to make all payments to a specified account of the Servicer with respect to which there shall be a Lock-Box Agreement in effect, except as permitted pursuant to Section 4.1(n);

                  (xvi)    Reserved;

                  (xvii) the assignment of which under the Receivables Purchase Agreement by the Parent to the Transferor and hereunder by the Transferor to the Agent does not violate, conflict or contravene any applicable laws, rules, regulations, orders or writs or any contractual or other restriction, limitation or encumbrance;

                  (xviii) except as permitted by Section 6.2(a), which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits); PROVIDED, HOWEVER, that only such portion of such Receivable that is the subject of such compromise, adjustment or modification shall be deemed to be ineligible pursuant to the terms of this clause (xviii), and

                  (xix) which is not a Receivable originated by the Cincinnati Machine Division of UNOVA Industrial Automation Systems, Inc. until such time as the Agent and the Transferor shall have mutually agreed in writing that this clause is no longer effective.

                  "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA GROUP" means the Parent, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  "ESTIMATED MATURITY PERIOD" means, at any time, the period, rounded upward to the nearest whole number of days, equal to the weighted average number of days until due of the Receivables as calculated by the Servicer in good faith and set forth in the most recent Investor Report, such calculation to be based on the assumptions that (a) each Receivable within a particular aging category (as set forth in the Investor Report) will be paid on the last day of such aging category and (b) the last day of the last such aging category coincides with the last date on which any Outstanding Balance of any Receivables would be written off as uncollectible or charged against any applicable reserve or similar account in accordance with the objective requirements of the applicable Credit and Collection Policy and the applicable Originator Subsidiary's normal accounting practices applied on a basis consistent with those reflected in its financial statements;
PROVIDED, HOWEVER, that if the Agent, the Company or any of the Bank
Investors shall reasonably disagree with any such calculation, the Agent may recalculate the Estimated Maturity Period on a reasonable basis, and such reasonable recalculation, in the absence of manifest error, shall be conclusive.

                  "EURODOLLAR RATE" means, with respect to any Eurodollar Tranche Period, a rate which is 1.1 % in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Agent during such Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Eurodollar Tranche Period during which any such percentage shall be applicable).

                  "EURODOLLAR TRANCHE" means a Tranche as to which Discount is calculated at the Eurodollar Rate.

                  "EURODOLLAR TRANCHE PERIOD" means, with respect to a Eurodollar Tranche, prior to the Termination Date, a period of one (1) month or three (3) months, commencing on a Business Day requested by the Transferor; PROVIDED, HOWEVER, that if such Eurodollar Tranche Period would expire on a day which is not a Business Day, such Eurodollar Tranche Period shall expire on the next succeeding Business Day; PROVIDED, FURTHER, that if such Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Eurodollar Tranche Period shall expire on the last Business Day of such month.

                  "EVENT OF BANKRUPTCY" means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any such proceeding instituted against any such Person, such proceeding remains undismissed for a period of 60 days or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

                  "EXCLUDED TAXES" shall have the meaning specified in Section
8.3 hereof.

                  "FACILITY FEE" means the fee payable by the Transferor to the Agent the terms of which are set forth in the Fee Letter.

                  "FACILITY LIMIT" means $102,000,000 PROVIDED that such amount may not at any time exceed the aggregate Commitments at any time in effect.

                  "FEE LETTER" means the confidential letter agreement dated the date hereof among the Transferor, the Parent, the Company and the Agent with respect to the fees to be paid by the Transferor, as amended, modified or supplemented from time to time.

                  "FINANCE CHARGES" means, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor in respect of the related Receivable.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, in effect from time to time.

                  "GUARANTY" means, with respect to any Person any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

                  "IAS" means UNOVA Industrial Automation Systems, Inc., a Delaware corporation.

                  "INCREMENTAL TRANSFER" means a Transfer which is made pursuant to Section 2.2(a) hereof.

                  "INDEBTEDNESS" means, with respect to any Person such Person's
(i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or products of property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

                  "INDEMNIFIED AMOUNTS" has the meaning specified in Section 8.1 hereof.

                  "INDEMNIFIED PARTIES" has the meaning specified in Section 8.1 hereof.

                  "INTEREST COMPONENT" shall mean, (i) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity (including any dealer commissions) and
(ii) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions).

                  "INTERMEC" means Intermec Technologies Corporation, a Washington corporation.

                  "INVESTMENT TERMINATION DATE" means the first Business Day after the delivery by the Company to the Transferor of written notice that the Company elects, in its sole discretion, to commence the amortization of its interest in the Net Investment or to liquidate its interest in the Transferred Interest and the Net Investment.

                  "INVESTOR REPORT" means a report, in substantially the form attached hereto as Exhibit E or in such other form as is mutually agreed to by the Transferor and the Agent, furnished by the Servicer pursuant to Section 2.10 hereof.

                  "LAW" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                  "LIBOR RATE" means, with respect to any Eurodollar Tranche Period the rate at which deposits in U.S. dollars are offered to the Agent, in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days before the first day of such Eurodollar Tranche Period in an amount approximately equal to the Eurodollar Tranche to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Eurodollar Tranche Period.

                  "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of Section 5.1(a)(xii) and 5.3(c), the Parent or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "LIQUIDATION YIELD" means, at any time, an amount equal to:


                  (RVF x LBR x NI) x (EM X 1.5)
                                      --------
                                        360
                  Where:

                  RVF         =     the Rate Variance Factor at such time.

                  LBR         =     the Base Rate applicable to the
                                    liquidation period of the Net Investment at
                                    such time.

                  NI          =     the Net Investment at such time.

                  EM          =     the Estimated Maturity Period of the Receivables.


                  "LIQUIDITY PROVIDER" means the Person or Persons who will provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

                  "LIQUIDITY PROVIDER AGREEMENT" means the agreement between the Company and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

                  "LOCK-BOX ACCOUNT" means an account maintained by the Servicer at a Lock-Box Bank for the purpose of receiving Collections from Receivables, as set forth in Exhibit C hereto.

                  "LOCK-BOX AGREEMENT" means an agreement between the Servicer and a Lock-Box Bank in substantially the form of Exhibit D hereto or with such modifications or in such other form as consented to by the Agent, whose consent shall not be unreasonably withheld or delayed.

                  "LOCK-BOX BANK" means each of the banks set forth in Exhibit C hereto and such banks as may be added thereto or deleted therefrom pursuant to
Section 2.7 hereof.

                  "LOSS PERCENTAGE" means on any day the greatest of (a) 2.5 times the highest Loss-to-Liquidation Ratio as of the last day of each of the twelve (12) calendar months preceding the then current month, (b) 4 times the highest Concentration Factor of all Designated Obligors (exclusive of Class 2 Obligors, Class 3 Obligors and Special Concentration Obligors), and (c) ten percent (10%).

                  "LOSS RESERVE" means, on any day, an amount equal to:

                           LP x (NI + DLR + DR + SFR)

                  Where:

                  LP          =     the Loss Percentage at the close of business of the Servicer on such day.

                  NI          =     the Net Investment at the close of business of the Servicer on such day.

                  DLR         =     the Dilution Reserve at the close of business of the Servicer on such day.

                  DR          =     the Discount Reserve at the close of business of the Servicer on such day.

                  SFR         =     the Servicing Fee Reserve at the close of business of the Servicer on such day.

Notwithstanding the foregoing, the Loss Reserve shall at all times be at least equal to $10,000,000.

                  "LOSS-TO-LIQUIDATION RATIO" means, for any period of determination, the ratio (expressed as a percentage) of (i) the aggregate outstanding balance of all Receivables which became Defaulted Receivables during such period to (ii) the aggregate amount of cash Collections received by the Servicer during such period.

                  "MAJORITY INVESTORS" shall mean, at any time, the Agent and those Bank Investors which hold Commitments aggregating in excess of 51% of the Facility Limit as of such date.

                  "MATERIAL ADVERSE EFFECT" means any event or condition which would have a material adverse effect on (i) the collectibility of the Receivables, (ii) the condition (financial or otherwise), businesses or properties of the Transferor, the Servicer or the Parent, in each case on a consolidated basis with its Subsidiaries, (iii) the ability of the Transferor, the Servicer or the Parent to perform its respective obligations under the Transaction Documents to which it is a party, or (iv) the interests of the Agent, the Company or the Bank Investors under the Transaction Documents.

                  "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

                  "MAXIMUM NET INVESTMENT" means $100,000,000.

                  "MAXIMUM PERCENTAGE FACTOR" means 98%.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions in an amount exceeding $1,000,000 per annum or has within the preceding five plan years made such contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                  "NET INVESTMENT" means the sum of the cash amounts paid to the Transferor for each Incremental Transfer less the aggregate amount of Collections received and applied by the Agent to reduce such Net Investment pursuant to Section 2.5, 2.6 or 2.8 hereof; PROVIDED that the Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; and PROVIDED FURTHER that the Net Investment may be increased by the amount described in Section 9.9(c) as described therein.

                  "NET RECEIVABLES BALANCE" means at any time the outstanding balance of the Eligible Receivables (in the aggregate) at such time reduced by the sum of (i) the aggregate amount by which the outstanding balance of all Eligible Receivables of each Designated Obligor exceeds the Concentration Factor for such Designated Obligor, PLUS (ii) the aggregate outstanding balance of all Eligible Receivables which are Defaulted Receivables, PLUS
(iii) the aggregate outstanding balance of all Eligible Receivables of each Obligor with respect to which either 50% or more of such Obligor's
Receivables are Defaulted Receivables.

                  "NON-DEFAULTING BANK INVESTOR" has the meaning specified in
Section 2.2(c) hereof.

                  "OBLIGOR" means a Person obligated to make payments in respect of a Receivable pursuant to a Contract.

                  "OFFICIAL BODY" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "ORIGINATOR SUBSIDIARIES" means, collectively, (i) the divisions listed on Annex 2 hereto of IAS (as Annex 2 may from time to time be amended by the written agreement of the parties hereto) and (ii) Intermec ("Intermec").

                  "ORIGINATOR SUBSIDIARY RECEIVABLES PURCHASE AGREEMENT" means the Originator Receivables Purchase Agreement, dated as of the date hereof, between the Parent, IAS and Intermec, as such Agreement may be amended, modified or supplemented from time to time.

                  "OTHER TRANSFEROR" means any Person other than the Transferor that has entered into a receivables purchase agreement, loan and security agreement, note purchase agreement, transfer and administration agreement or any other similar agreement with the Company.

                  "PARENT" means UNOVA, Inc., a Delaware corporation, and its successors and permitted assigns.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of the functions under ERISA.

                  "PERCENTAGE FACTOR" means the fraction (expressed as a percentage) computed at any time of determination as follows:

                           (NI + LR + DLR + DR + SFR)
                           --------------------------
                                       NRB

                  Where:

                  NI          =     the Net Investment at such time of determination.

                  LR          =     the Loss Reserve at such time of determination.

                  DLR         =     the Dilution Reserve at such time of determination.

                  DR          =     the Discount Reserve at such time of determination.

                  SFR         =     the Servicing Fee Reserve at such time of determination.

                  NRB         =     the Net Receivables Balance at such time of determination.

                  The Percentage Factor shall be calculated as set forth in
Section 2.2(f).

                  "PERSON" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

                  "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                  "POTENTIAL TERMINATION EVENT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

                  "PRO RATA SHARE" means, for a Bank Investor, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors.

                  "PROCEEDS" means "proceeds" as defined in Section 9-306(1) of the UCC of the states set forth in Section 2.7 hereof.

                  "PROGRAM FEE" means the fee payable by the Transferor and the Parent to the Company, the terms of which are set forth in the Fee Letter.

                  "PURCHASED INTEREST" means the interest in the Receivables acquired by the Liquidity Provider through purchase pursuant to the terms of the Liquidity Provider Agreement.

                  "PURCHASE TERMINATION DATE" means the date upon which the Transferor shall cease, for any reason whatsoever, to make purchases of Receivables from the Parent under the Receivables Purchase Agreement or the Receivables Purchase Agreement shall terminate for any reason whatsoever.

                  "RATE VARIANCE FACTOR" means the number, computed from time to time in good faith by the Agent, that reflects the largest potential variance (from minimum to maximum) in selected interest rates over a period of time reasonably selected by the Agent from time to time after notification to the Transferor, set forth in a written notice by the Agent to the Transferor and the Servicer.

                  "RECEIVABLE" means the indebtedness, obligation or liability owed to the Parent or any Originator Subsidiary by any Obligor (without giving effect to any purchase under the Receivables Purchase Agreement by the Transferor at any time) under a Contract and sold by the

Parent to the Transferor pursuant to the Receivables Purchase Agreement, whether constituting an account, chattel paper, instrument, investment property or general intangible, arising in connection with the sale or lease of merchandise or the rendering of services by an Originator Subsidiary and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto; PROVIDED, HOWEVER, that only Receivables of IAS which are generated from the divisions listed on Annex 2, attached hereto (as such annex may be modified from time to time by the written agreement of the parties hereto), shall be included within the scope of this Agreement and all other receivables generated from other divisions of IAS are excluded hereunder. Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.8 hereof, it shall no longer constitute a Receivable hereunder.

                  "RECEIVABLES PURCHASE AGREEMENT" means the Receivables Purchase Agreement, dated as of the date hereof, between the Transferor and the Parent, as such agreement may be amended, modified, or supplemented from time to time.

                  "RECEIVABLE SYSTEMS" means all material computer applications (including, but not limited to those of its suppliers and vendors and any third party servicers) which are related to or involved in the origination, collection, management or servicing of the Receivables.

                  "RECORDS" means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

                  "RELATED COMMERCIAL PAPER" shall mean Commercial Paper issued by the Company the proceeds of which were used to acquire, or refinance the acquisition of, an interest in Receivables with respect to the Transferor.

                  "RELATED SECURITY" means with respect to any Receivable, all of the Transferor's rights, title and interest in, to and under:

                  (i) the merchandise (including returned or repossessed merchandise), if any, the sale of which by an Originator Subsidiary gave rise to such Receivable;

                  (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                  (iii) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

                  (iv)     all Records related to such Receivable;

                  (v) all rights and remedies of the Transferor under the Receivables Purchase Agreement, together with all financing statements filed by the Transferor against the Parent in connection therewith;

                  (vi)     all Lock-Box Accounts and Lock-Box Agreements; and

                  (vii) all Proceeds of any of the foregoing.

                  "SECTION 8.2 COSTS" has the meaning specified in Section 8.2(d) hereof.

                  "SERVICER" means at any time the Person then authorized pursuant to Section 6.1 hereof to service, administer and collect the Receivables.

                  "SERVICER ADVANCE" has the meaning set forth in Section 2.5 hereof.

                  "SERVICER DEFAULT" has the meaning specified in Section 6.4 hereof.

                  "SERVICING FEE" means the fees payable by the Company or the Bank Investors to Servicer, with respect to a Tranche, in an amount equal to 0.50% per annum on the amount of the Net Investment allocated to such Tranche pursuant to Section 2.3 hereof. Such fee shall accrue from the date of the initial purchase of an interest in the Receivables to the date on which the Percentage Factor is reduced to zero. Such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in,
Section 2.5 hereof. After the Termination Date, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.6 hereof.

                  "SERVICING FEE RESERVE" means at any time an amount equal to the product of (a) the aggregate outstanding balance of the Receivables at such time multiplied by the Servicing Fee percentage, and (b) a fraction, the numerator of which is the sum of (i) 1.5 multiplied by the Estimated Maturity Period plus (ii) 30, and the denominator of which is 360.

                  "SPECIAL CONCENTRATION OBLIGORS" means each Obligor listed on Annex 2 hereto.

                  "STANDARD & POOR'S" or "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "SUBSIDIARY" of a Person means any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

                  "TAXES" shall have the meaning specified in Section 8.3 hereof.

                  "TERMINATION DATE" means the earliest of (i) the Business Day designated by the Transferor to the Agent as the Termination Date at any time following 60 days' written notice to the Agent, (ii) the date of termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement (unless the Company's interest in the Net Investment has been assigned to the Bank Investors), (iii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement (unless the Company's interest in the Net Investment has been assigned to the Bank Investors), (iv) the day upon which the Termination Date is declared or automatically occurs pursuant to Section 7.2(a) hereof, (v) two Business Days prior to the Commitment Termination Date, (vi) the day on which an Investment Termination Date shall occur (unless the Company's interest in the Net Investment has been assigned to the Bank Investors), or (vii) the Purchase Termination Date.

                  "TERMINATION EVENT" means an event described in Section 7.1 hereof.

                  "TRANCHE" means a portion of the Net Investment allocated to a Tranche Period pursuant to Section 2.3 hereof.

                  "TRANCHE PERIOD" means a CP Tranche Period, a BR Tranche Period or a Eurodollar Tranche Period.

                  "TRANCHE RATE" means the CP Rate, the Base Rate or the Eurodollar Rate.

                  "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Receivables Purchase Agreement, the Originator Subsidiary Receivables Purchase Agreement, the Fee Letter, the Lock-Box Agreements, the Certificate, the Transfer Certificate and all of the other instruments, documents and other agreements executed and delivered by the Servicer, the Parent or the Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "TRANSFER" means a conveyance, transfer and assignment by the Transferor to the Agent, on behalf of the Company or the Bank Investors, as applicable, of an undivided percentage ownership interest in the Receivables hereunder (including, without limitation, as a result of any reinvestment of Collections in Transferred Interests pursuant to Section 2.2(g) and 2.5).

                  "TRANSFER CERTIFICATE" means the certificate substantially in the form of Exhibit F hereto.

                  "TRANSFER DATE" means, with respect to each Transfer, the Business Day on which such Transfer is made.

                  "TRANSFER PRICE" means with respect to any Incremental Transfer, the amount paid to the Transferor by the Company or the Bank Investors as described in the applicable Transfer Certificate.

                  "TRANSFER PRICE DEFICIT" has the meaning specified in Section 2.2(c) hereof.

                  "TRANSFER REQUEST" means the request substantially in the form of Exhibit H hereto.

                  "TRANSFEROR" means KCH Funding, L.L.C., a Delaware limited liability company, and its successors and permitted assigns.

                  "TRANSFERRED INTEREST" means, at any time of determination, an undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable,
(iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, which undivided ownership interest shall be equal to the Percentage Factor at such time, and only at such time (without regard to prior calculations). The Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the Agent, on behalf of the Company or the Bank Investors, as applicable, shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, in an amount equal to such decrease such that in each case the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable.

                  "UCC" means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

                  "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                  "U.S." or "UNITED STATES" means the United States of America.

                  "YEAR 2000 COMPLIANT" with respect to any Person means that such Person will be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 which failure could have a material adverse effect on its operations.

                  "YEAR 2000 PROBLEM" with respect to any Person means the risk that computer applications used by such Person (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999.

     SECTION 1.2. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

     SECTION 1.3. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".

                                   ARTICLE II
                            PURCHASES AND SETTLEMENTS

SECTION 2.1.   TRANSFERS.

                  Upon the terms and subject to the conditions herein set forth, provided that the Termination Date shall not have occurred, the Transferor may, at its option, convey, transfer and assign to the Agent, on behalf of the Company or the Bank Investors, as applicable, and the Agent, on behalf of the Company may, at the Company's option, or the Agent, on behalf of the Bank Investors, shall (in accordance with Section 9.9(a) hereof), if so requested by the Transferor, accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, of undivided percentage ownership interests in the Receivables, together with the Related Security, Collections and Proceeds with respect thereto (each, an "INCREMENTAL TRANSFER"); PROVIDED that after giving effect to the payment to the Transferor of the Transfer Price for such Incremental Transfer (x) where the Transferred Interest is held by the Agent on behalf of the Company (i) the Net Investment plus the Interest Component would not exceed the Facility Limit and (ii) the Net Investment would not exceed the Maximum Net Investment and (y) where the Transferred Interest is held by the Agent on behalf of the Bank Investors, the Net Investment would not exceed the aggregate Commitments. The parties hereto understand that in no event shall the Net Investment be held by the Agent on behalf of the Company and the Bank Investors simultaneously, except in the case of an assignment to a Bank Investor pursuant to Section 9.9(f) hereof.

                  By accepting any conveyance, transfer and assignment hereunder, neither the Company nor any Bank Investor, the Administrative Agent or the Agent assumes or shall have any obligations or liability under any of the Receivables or the Contracts, all of which shall remain the obligations and liabilities of the Transferor and the Parent.

                  The Transferor may reduce the Facility Limit by giving three Business Days prior written notice to the Agent.

     SECTION 2.2.   PROCEDURES.

                  (a) NOTICE. The Transferor shall, by notice to the Agent in the form of a Transfer Request given by telecopy, offer to convey, transfer and assign to the Agent, on behalf of the Company or the Bank Investors, as applicable, undivided percentage ownership interests in the Receivables and the other Affected Assets relating thereto at least three (3) Business Days prior to the proposed date of any Incremental Transfer. The requested Transfer Price shall be at least $5,000,000 and integral multiples of $1,000,000 in excess thereof (or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount). The Agent shall promptly notify the Company or each of the Bank Investors, as the case may be, of the Agent's receipt of any Transfer Request for an Incremental Transfer to be made to the Agent on behalf of such Person. To the extent that any such Incremental Transfer is requested of the Agent on behalf of the Company, the Company shall instruct the Agent to accept or reject such offer by notice given to the Transferor and the Agent by telephone or telecopy by no later than the close of its business on the Business Day following its receipt of any such request. Each Transfer Request shall be irrevocable and binding on the Transferor and the Transferor shall indemnify the Agent, the Company and each Bank Investor against any loss or expense incurred by the Agent, the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, through the Liquidity Provider Agreement) as a result of any failure by the Transferor to complete such Incremental Transfer including, without limitation, any loss or expense incurred by the Agent, Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, pursuant to the Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by the Company (or the Liquidity Provider) or any Bank
Investor (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for the Company or any Bank Investor to fund such Incremental Transfer for the applicable Tranche Period.

                  On the date of the initial Incremental Transfer, the Agent, on behalf of the Company or the Bank Investors, as applicable, shall deliver written confirmation to the Transferor of the Transfer Price, the Tranche Period(s) and the Tranche Rate(s) relating to such Transfer and the Transferor shall deliver to the Agent the Transfer Certificate. The Agent shall maintain a record of the date and amount of the initial Incremental Transfer and each subsequent Incremental Transfer. On the date of each subsequent Incremental Transfer, the Agent shall send written confirmation to the Transferor of the Transfer Date, Transfer Price, Tranche Period(s) and the Tranche Rate(s) applicable to such Incremental Transfer. Following each Incremental Transfer, the Company or Bank Investors, as applicable, shall deposit to the Transferor's account at the location indicated in Section 10.3 hereof, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer made to the Company or the Bank Investors, as applicable.

                  (b) PAYMENTS. By no later than 11:00 a.m. (New York time) on any Transfer Date, the Company or each Bank Investor, as the case may be, shall remit its share (which, in the case of an Incremental Transfer to the Bank Investors, shall be equal to such Bank Investor's Pro Rata Share) of the aggregate Transfer Price for such Transfer to the account of the Agent specified therefor from time to time by the Agent by notice to such Persons. The obligation of each Bank Investor to remit its Pro Rata Share of any such Transfer Price shall be several from that of each other Bank Investor, and the failure of any Bank Investor to so make such amount available to the Agent shall not relieve any other Bank Investor of its obligation hereunder. Following each Incremental Transfer and the Agent's receipt of funds from the Company or the Bank Investors as aforesaid, the Agent shall remit such funds received in respect of the Transfer Price to the Transferor's account at the location indicated in Section 10.3 hereof, in immediately available funds. Unless the Agent shall have received notice from the Company or any Bank Investor, as applicable, that such Person will not make its share of any Transfer Price relating to any Incremental Transfer available on the applicable Transfer Date therefor, the Agent may (but shall have no obligation to) make the Company's or any such Bank Investor's share of any such Transfer Price available to the Transferor in anticipation of the receipt by the Agent of such amount from the Company or such Bank Investor. To the extent the Company or any such Bank Investor fails to remit any such amount to the Agent after any such advance by the Agent on such

Transfer Date, the Company or such Bank Investor, on the one hand, and the Transferor, on the other hand, shall be required to pay such amount, together with interest thereon at a per annum rate equal to the Federal funds rate (as determined in accordance with clause (ii) of the definition of "Base Rate"), in the case of the Company or any such Bank Investor, or the Base Rate, in the case of the Transferor, to the Agent upon its demand therefor (PROVIDED that the Company shall have no obligation to pay such interest amounts except to the extent that it shall have sufficient funds to pay the face amount of its Commercial Paper in full). Until such amount shall be repaid, such amount shall be deemed to be Net Investment paid by the Agent and the Agent shall be deemed to be the owner of a Transferred Interest hereunder. Upon the payment of such amount to the Agent (x) by the Transferor, the amount of the aggregate Net Investment shall be reduced by such amount or (y) by the Company or such Bank Investor, such payment shall constitute such Person's payment of its share of the applicable Transfer Price for such Transfer.

                  Notwithstanding anything contained in this Section 2.2(b) or elsewhere in this Agreement to the contrary, no Bank Investor shall be obligated to provide the Agent or the Transferor with funds in connection with an Incremental Transfer in an amount that would exceed such Bank Investor's unused Commitment then in effect.

                  (c) DEFAULTING BANK INVESTOR. If by 2:00 P.M. (New York time), whether or not the Agent has advanced the Transfer Price, one or more Bank Investors (each, a "DEFAULTING BANK INVESTOR", and each Bank Investor other than the Defaulting Bank Investor being referred to as a "NON-DEFAULTING BANK INVESTOR") fails to make its Pro Rata Share of the Transfer Price available to the Agent pursuant to Section 2.2 (b) hereof (the aggregate amount not so made available to the Agent being herein called the "TRANSFER PRICE DEFICIT"), then the Agent shall, by no later than 2:30 P.M. (New York time on the Transfer
Date), instruct each Non-Defaulting Bank Investor to pay, by no later than 3:00 P.M. (New York time on the Transfer Date), in immediately available funds, to the account designated by the Agent, an amount equal to the lesser of (x) such Non-Defaulting Bank Investor's proportionate share (based upon the relative Commitments of the Non-Defaulting Bank Investors) of the Transfer Price Deficit and (y) its unused Commitment. A Defaulting Bank Investor shall forthwith, upon demand, pay to the Agent for the ratable benefit of the Non-Defaulting Bank Investors all amounts paid by each Non-Defaulting Bank Investor on behalf of such Defaulting Bank Investor, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Bank Investor until the date such Non-Defaulting Bank Investor has been paid such amounts in full, at a rate per annum equal to the sum of the Base Rate PLUS 2%.

                  (d) ALL TRANSFERS. Each Transfer shall constitute a purchase by the Agent, on behalf of the Company or the Bank Investors, as applicable, of undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer. The Agent's aggregate undivided percentage ownership interest in the Receivables, together with the Related Security, Collections and Proceeds with respect thereto, held on behalf of the Company or the Bank Investors, as applicable, shall equal the Percentage Factor in effect from time to time. The Agent shall hold the Transferred Interests on behalf of the Company and each Bank Investor in accordance with each of the Company's and each Bank

Investor's percentage interest in the Transferred Interest (determined on the basis of the relationship that the portion of the Net Investment funded by such Person bears to the aggregate Net Investment of the Company and all of the Bank Investors at such time).

                  (e) CERTIFICATE. The Transferor shall issue to the Agent the Certificate, in the form of Exhibit M, on or prior to the Closing Date.

                  (f) COMPUTATION OF PERCENTAGE FACTOR. The Percentage Factor shall be initially computed by the Servicer as of the opening of business of the Servicer on the date of the initial Incremental Transfer hereunder. Thereafter until the Termination Date, the Percentage Factor shall be automatically recomputed as of the close of business of the Servicer on each day (other than a day after the Termination Date) and the Servicer shall report such computation as of the last day of the related period, to the Agent in the Investor Report and as otherwise reasonably requested by the Agent. The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made, notwithstanding any additional Receivables arising, any Incremental Transfer made pursuant to Section 2.2(a) or any reinvestment Transfer made pursuant to Section 2.2(g). The Percentage Factor, as computed as of the day immediately preceding the Termination Date shall remain constant at all times on and after the Termination Date until the date on which the Agent, on behalf of the Company and the Bank Investors shall have received the Aggregate Unpaids, at which time the Percentage Factor shall be recomputed as set forth in Section 2.6.

                  (g) REINVESTMENT TRANSFERS. On each Business Day occurring after the initial Incremental Transfer hereunder and prior to the Termination Date, the Transferor hereby agrees to convey, transfer and assign to the Agent, on behalf of the Company or the Bank Investors, as applicable, and in consideration of Transferor's agreement to maintain at all times prior to the Termination Date a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum Percentage Factor, the Agent, on behalf of the Company may, and the Agent, on behalf of the Bank Investors shall, purchase from the Transferor undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5 hereof, such that after giving effect to such Transfer, (i) the amount of the Net Investment at the close of business on such Business Day shall be equal to the amount of the Net Investment at the close of business on the Business Day immediately preceding such Business Day plus the Transfer Price of any Incremental Transfer made on such day, if any, and (ii) the Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto.

     SECTION 2.3.      SELECTION OF TRANCHE PERIODS AND TRANCHE RATES.

                  (a) PRIOR TO THE TERMINATION DATE; TRANSFERRED INTEREST HELD ON BEHALF OF THE COMPANY. At all times hereafter, but prior to the Termination Date and with respect to the Transferred Interest held by the Agent on behalf of the Company, the Transferor may, subject to the Company's approval and the limitations described below, request Tranche Periods and allocate a portion of the Net Investment to each selected Tranche Period, so that the aggregate amounts allocated to outstanding Tranche
Periods at all times shall equal the Net Investment held on behalf of the Company. The Transferor shall give the Company irrevocable notice by telephone of the requested Tranche Period(s) at least two (2) Business Days prior to the requested Transfer Date or the expiration of any then existing Tranche Period; PROVIDED, HOWEVER, that the Company may select, in its sole discretion, any such Tranche Period if (i) the Transferor fails to provide such notice on a timely basis or (ii) the Company determines, in its sole discretion, that the Tranche Period requested by the Transferor is unavailable or for any reason commercially undesirable to any party. The Company confirms that it is its intention to allocate all or substantially all of the Net Investment held on behalf of it to one or more CP Tranche Periods; PROVIDED that the Company may determine, from time to time, in its sole discretion, that funding such Net Investment by means of one or more CP Tranche Periods is not possible or is not desirable for any reason. If the Liquidity Provider acquires from the Company a Purchased Interest with respect to the Receivables pursuant to the terms of the Liquidity Provider Agreement, NationsBank, on behalf of the Liquidity Provider, may exercise the right of selection granted to the Company hereby. The initial Tranche Period applicable to any such Purchased Interest shall be a period of not greater than seven (7) Business Days or such shorter period as shall be necessary to obtain a Eurodollar Tranche and such Tranche shall be a BR Tranche.
Thereafter, the Tranche Period applicable thereto shall be a Eurodollar
Tranche Period and, if the Eurodollar Rate is not available, a BR Tranche
Period.

                  (b) ON AND AFTER THE TERMINATION DATE; TRANSFERRED INTEREST HELD ON BEHALF OF THE COMPANY. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall be held by the Agent on behalf of the Company, the Agent shall select all Tranche Periods and Tranche Rates applicable thereto. At all times after the Termination Date but prior to the occurrence of a Termination Event, Discount shall be determined by reference to the CP Rate; after the occurrence of a Termination Date caused by a Termination Event (other than a Conduit Termination Event), Discount shall be determined as set forth in Section 7.2(b) hereof. If the Liquidity Provider acquires from the Company a Purchased Interest with respect to the Receivables pursuant to the terms of the Liquidity Provider Agreement, NationsBank, on behalf of the Liquidity Provider, may exercise the right of selection granted to the Company hereby. The initial Tranche Period applicable to any such Purchased Interest shall be a period of not greater than seven (7) Business Days or such shorter period as shall be necessary to obtain a Eurodollar Tranche and such Tranche shall be a BR Tranche.

                  (c) PRIOR TO THE TERMINATION DATE; TRANSFERRED INTEREST HELD ON BEHALF OF THE BANK INVESTORS. At all times with respect to any portion of the Transferred Interest held by the Agent on behalf of the Bank Investors, but prior to the Termination Date, the initial Tranche Period applicable to such portion of the Net Investment allocable thereto shall be a period of not greater than seven (7) Business Days or such shorter period as shall be necessary to obtain a Eurodollar Tranche and such Transfer shall be a BR Tranche. Thereafter, with respect to such portion, and with respect to any other portion of the Transferred Interest held on behalf of the Bank Investors (or any of them), PROVIDED that the Termination Date caused by a Termination Event (other than a Conduit Termination Event) shall not have occurred, the Tranche Rate applicable thereto shall be the Eurodollar Rate and, if the Eurodollar Rate is not available, the

Base Rate. The Transferor shall give the Agent irrevocable notice by telephone of the new requested Tranche Period at least three (3) Business Days prior to the expiration of any then existing Tranche Period.

                  (d) ON AND AFTER THE TERMINATION DATE; TRANSFERRED INTEREST HELD ON BEHALF OF THE BANK INVESTORS. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest held by the Agent on behalf of the Bank Investors, the Agent shall select all Tranche Periods and Tranche Rates applicable thereto. At all times on and after the Termination Date but prior to the occurrence of a Termination Event, Discount shall be determined by reference to the Eurodollar Rate or, if the Eurodollar Rate is not available, the Base Rate; after the occurrence of a Termination Event (other than a Conduit Termination Event), Tranche Periods and Tranche Rates shall be determined as set forth in Section 7.2(b) hereof. In the case of any Tranche Period outstanding upon the occurrence of the Termination Date, such Tranche Period may, in the discretion of the Agent, end on the date of such occurrence.

                  (e) EURODOLLAR RATE PROTECTION; ILLEGALITY. (i) If the Agent is unable to obtain on a timely basis the information necessary to determine the Eurodollar Rate for any proposed Eurodollar Tranche, then

                                    (A)      the Agent shall forthwith notify
the Company or Bank Investors, as applicable and the Transferor that the Eurodollar Rate cannot be determined for such Eurodollar Tranche, and

                                    (B)      while such circumstances exist,
neither the Company, the Bank Investors or the Agent shall allocate the Net Investment of any additional Transferred Interests purchased during such period or reallocate the Net Investment allocated to any then existing Tranche ending during such period, to a Eurodollar Tranche.

                           (i)      If, with respect to any outstanding
Eurodollar Tranche, the Company or any of the Bank Investors on behalf of which the Agent holds any Transferred Interest therein notifies the Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Transferred Interest or that the Eurodollar Rate applicable to such Transferred Interest will not adequately reflect the cost to the Person of funding or maintaining its respective Transferred Interest for such Tranche Period then the Agent shall forthwith so notify the Transferor, whereupon neither the Agent nor the Company or the Bank Investors, as applicable, shall, while such circumstances exist, allocate any Net Investment of any additional Transferred Interest purchased during such period or reallocate the Net Investment allocated to any Tranche ending during such period, to a Eurodollar Tranche.

                           (ii)     Notwithstanding any other provision of this
Agreement, if the Company or any of the Bank Investors, as applicable, shall notify the Agent that such Person has determined (or has been notified by any Liquidity Provider) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful (either for the Company, such Bank Investor, or such Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for the Company, such Bank Investor or such

Liquidity Provider, as applicable, to fund the purchases or maintenance of the Transferred Interest at the Eurodollar Rate, then (x) as of the effective date of such notice from such Person to the Agent, the obligation or ability of the Company or such Bank Investor, as applicable, to fund its purchase or maintenance of the Transferred Interest at the Eurodollar Rate shall be suspended until such Person notifies the Agent that the circumstances causing such suspension no longer exist and (y) the Net Investment of each Eurodollar Tranche in which such Person owns an interest shall either (1) if such Person may lawfully continue to maintain the Transferred Interest at the Eurodollar Rate until the last day of the applicable Tranche Period, be reallocated on the last day of such Tranche Period to another Tranche Period in respect of which the Net Investment allocated thereto accrues Discount at a Tranche Rate other than the Eurodollar Rate or (2) if such Person shall determine that it may not lawfully continue to maintain the Transferred Interest at the Eurodollar Rate until the end of the applicable Tranche Period, such Person's share of the Net Investment allocated to such Tranche Period shall be deemed to accrue Discount at the Base Rate from the effective date of such notice until the end of such Tranche Period.

         SECTION 2.4. DISCOUNT, FEES AND OTHER COSTS AND EXPENSES. Notwithstanding the limitation on recourse under Section 2.1 hereof, the Transferor shall pay, as and when due in accordance with this Agreement and the Fee Letter, all fees hereunder and under the Fee Letter, Discount (including Discount due the Company or any Bank Investor), all amounts payable pursuant to Article VIII hereof (subject to the exclusions therein), if any, and the Servicing Fees payable in accordance with Section 6.2(b). On the last day of each Tranche Period, the Transferor shall pay to the Agent, on behalf of the Company or the Bank Investors, as applicable, an amount equal to the accrued and unpaid Discount for such Tranche Period together with, in the event the Transferred Interest is held on behalf of the Company, an amount equal to the discount accrued on the Company's Commercial Paper to the extent such Commercial Paper was issued in order to fund the Transferred Interest in an amount in excess of the Transfer Price of an Incremental Transfer. Discount shall accrue with respect to each Tranche Period on each day occurring during such Tranche Period. Nothing in this Agreement shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section 2.4. The Parent agrees to pay any amounts payable under this Section 2.4 by the Transferor which are not paid when due by the Transferor.

         SECTION 2.5. NON-LIQUIDATION SETTLEMENT AND REINVESTMENT PROCEDURES. On each day after the date of any Incremental Transfer but prior to the Termination Date and provided that no Potential Termination Event (other than a Conduit Termination Event) shall have occurred and be continuing, the Servicer shall out of the Percentage Factor of Collections received on or prior to such day and not previously applied or accounted for:
(a) set aside and hold in trust for the Agent, on behalf of the Company or the Bank Investors, as applicable, (or deposit into the Collection Account if so required pursuant to Section 2.11 hereof) an amount equal to all Discount and the Servicing Fee accrued through such day and not so previously set aside or paid and (b) apply the balance of such Percentage Factor of Collections remaining after application of Collections as provided in clause
(a) of this Section 2.5 to the Transferor, for the benefit of the Agent, on behalf of the Company or the Bank Investors, as applicable, to the purchase of additional undivided percentage interests in Receivables pursuant to
Section 2.2(g) hereof. On the last day of each Tranche Period, from the amounts set aside as described in clause (a) of the first sentence of this
Section 2.5, the Servicer shall deposit to the Agent's account, for the benefit

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

of the Company or the Bank Investors, as applicable, an amount equal to the accrued and unpaid Discount for such Tranche Period and shall deposit to the Servicer's account an amount equal to the accrued and unpaid Servicing Fee for such Tranche Period. The Agent, upon its receipt of such amounts in the Agent's account, shall distribute such amounts to the Company and/or the Bank Investors entitled thereto as set forth above; PROVIDED that if the Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Agent shall pay such amounts ratably (based on the amounts owing to each such Person) to all such Persons entitled to payment thereof. In addition, the Servicer shall remit to the Transferor at the end of each Tranche Period, such portion of Collections not allocated to the Agent, on behalf of Company or the Bank Investors, as applicable.

         SECTION 2.6. LIQUIDATION SETTLEMENT PROCEDURES. If at any time on or prior to the Termination Date, the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately pay to the Agent, for the benefit of the Company or the Bank Investors, as applicable, from previously received Collections, an amount equal to the amount such that, when applied in reduction of the Net Investment, will result in a Percentage Factor less than or equal to the Maximum Percentage Factor. Such amount shall be applied to the reduction of the Net Investment of Tranche Periods selected by the Agent. On the Termination Date and on each day thereafter, and on each day on which a Potential Termination Event (other than a Conduit Termination Event) has occurred and is continuing, the Servicer shall set aside and hold in trust for the Agent, on behalf of the Company or the Bank Investors, as applicable, (or deposit into the Collection Account if so required pursuant to Section 2.11 hereof) the Percentage Factor of all Collections received on such day and shall hold in trust for the Transferor such portion of Collections not allocated to the Agent, on behalf of the Company or the Bank Investors, as applicable. On the Termination Date or any day on which a Potential Termination Event (other than a Conduit Termination Event) occurs, the Servicer shall deposit to the Agent's account, for the benefit of the Company or the Bank Investors, as applicable, any amounts set aside pursuant to Section 2.5 above. On the last day of each Tranche Period to occur on or after the Termination Date or during the continuance of a Potential Termination Event (other than a Conduit Termination Event), the Servicer shall deposit to the Agent's account (to the extent not already so deposited), for the benefit of the Company and the Bank Investors, as applicable, the amounts set aside for the Agent, on behalf of the Company or the Bank Investors, pursuant to the second preceding sentence, but not to exceed the sum of (i) the accrued Discount for such Tranche Period, (ii) the portion of the Net Investment allocated to such Tranche Period and (iii) all other Aggregate Unpaids. On such day, the Servicer shall deposit to the Agent's account, from the amounts set aside for the Company and the Bank Investors, pursuant to the preceding sentence which remain after payment in full of the aforementioned amounts, the accrued Servicing Fee for such Tranche Period. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts, the Servicer shall distribute funds in the following order of priority:

                  FIRST, in payment of the accrued Discount;

                  SECOND, if the Transferor, the Parent or an Affiliate of the Transferor or the Parent is not the Servicer, to the Servicer's account, in payment of the Servicing Fee payable to the Servicer;

                  THIRD, in reduction of the Net Investment allocated to any Tranche Period ending on such date;

                  FOURTH, in payment of all fees payable by the Transferor under the Fee Letter or hereunder;

                  FIFTH, in payment of all other Aggregate Unpaids; and

                  SIXTH, if the Transferor, the Parent or an Affiliate of the Transferor or the Parent is the Servicer, to its account as Servicer, in payment of the Servicing Fee payable to the such Person as Servicer.

The Agent, upon its receipt of such amounts in the Agent's account, shall distribute such amounts to the Company and/or the Bank Investors entitled thereto as set forth above; PROVIDED that if the Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which the Agent shall have insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof.

                  Following the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, (i) the Servicer shall recompute the Percentage Factor, (ii) the Agent, on behalf of the Company and the Bank Investors, shall be considered to have reconveyed to the Transferor all of the Agent's right, title and interest in and to the Affected Assets (including the Transferred Interest), (iii) the Servicer shall pay to the Transferor any remaining Collections set aside and held by the Servicer pursuant to the third sentence of this Section 2.6 and (iv) the Agent, on behalf of the Company and the Bank Investors, shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary or reasonably requested by the Transferor to terminate the Agent's interests in the Affected Assets. Any such documents shall be prepared by or on behalf of the Transferor. On the last day of each Tranche Period, the Servicer shall remit to the Transferor such portion of Collections set aside for the Transferor pursuant to this Section 2.6.

         SECTION 2.7. PROTECTION OF OWNERSHIP INTEREST OF THE AGENT, THE COMPANY AND THE BANK INVESTORS.

         (a) The Transferor agrees that it will, and will cause the Parent to, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Agent, the Company or the Bank Investors to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Transferor will, and will cause the Parent to, upon the request of the Agent, the Company or any of the Bank Investors, in order to accurately reflect this purchase and sale transaction, (x) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 10.6 hereof) as may be reasonably requested by the Agent, the

Company or any of the Bank Investors and (y) mark its aged trial balances computerized records with a legend describing the conveyance to the Transferor of the Receivables (in the case of the Parent) and to the Agent, for the benefit of the Company and the Bank Investors, of the Transferred Interest. The Transferor shall, and will cause the Parent to, upon the reasonable request of the Agent, the Company or any of the Bank Investors, obtain such additional search reports as the Agent, the Company or any of the Bank Investors shall reasonably request. To the fullest extent permitted by applicable law, the Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's or the Parent's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Transferor shall not, and shall not permit the Parent, to change its respective name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC as in effect in the States of New York and California, nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least thirty (30) days prior notice thereof and (ii) prepared at Transferor's expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or reasonably requested by the Agent in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor.

         (b) The Servicer shall instruct all Obligors to cause all Collections to be deposited directly with a Lock-Box Bank. Any Lock-Box Account maintained by a Lock-Box Bank pursuant to the related Lock-Box Agreement shall be under the exclusive ownership and control of the Agent which is hereby granted to the Agent by the Parent and the Transferor. The Servicer shall be permitted to give instructions to the Lock-Box Banks for so long as neither a Potential Termination Event (other than a Conduit Termination Event) nor any Termination Event (other than a Conduit Termination Event) has occurred and is continuing hereunder. The Servicer shall not add any bank as a Lock-Box Bank to those listed on Exhibit C attached hereto unless such bank has entered into a Lock-Box Agreement. The Servicer shall not terminate any bank as a Lock-Box Bank unless the Agent shall have received fifteen (15) days' prior notice of such termination. If the Transferor, the Parent or the Servicer receives any Collections, the Transferor, the Parent or the Servicer, as applicable, shall immediately, but in any event within two (2) Business Days of receipt, remit (and shall cause the Parent to remit) such Collections to a Lock-Box Account; provided, that the Transferor, the Parent and the Servicer may initially deposit checks constituting Collections which it receives pursuant to this sentence into its operating account if, within two (2) Business Days, such Collections are transferred from such operating account to a Lock-Box Account and the aggregate amount of such Collections in all such operating accounts does not exceed at any one time $10,000,000.

         SECTION 2.8. DEEMED COLLECTIONS; APPLICATION OF PAYMENTS. (a) If on any day the outstanding balance of a Receivable conveyed hereunder and included at any time as an Eligible Receivable on an Investor Report is either (x) reduced as a result of any defective, rejected or returned merchandise or services, any discount, credit, dispute, warranty claim, repossessed or returned goods, charge-back, allowance, any billing adjustment, similar dilutive factor or other similar adjustment or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person against the Parent, any Originator Subsidiary or the Transferor (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Transferor shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation and the Transferor shall pay to the Servicer an amount equal to such reduction or cancellation and such amount shall be applied by the Servicer as a Collection in accordance with Section 2.5 or 2.6 hereof, as applicable if the Percentage Factor equals or exceeds the Maximum Percentage Factor or if a Termination Event (other than a Conduit Termination Event) has occurred and is continuing. The Net Investment shall be reduced by the amount of such payment applied to the reduction of the Net Investment and actually received by the Agent.

                  (b) If on any day any of the representations or warranties in Article III was or becomes untrue with respect to a Receivable (whether on or after the date of any transfer of an interest therein to the Agent, for the benefit of the Company or the Bank Investors, as applicable, as contemplated hereunder), the Transferor shall be deemed to have received on such day a Collection of such Receivable in full and the Transferor shall on such day pay to the Servicer an amount equal to the outstanding balance of such Receivable and such amount shall be allocated and applied by the Servicer as a Collection allocable to the Transferred Interest in accordance with Section 2.5 or 2.6 hereof, as applicable if the Percentage Factor equals or exceeds the Maximum Percentage Factor or if a Termination Event (other than a Conduit Termination Event) has occurred and is continuing. The Net Investment shall be reduced by the amount of such payment applied to the reduction of the Net Investment and actually received by the Agent.

                  (c) Any payment by an Obligor in respect of any indebtedness, obligation or liability owed by it to the Transferor, any Originator Subsidiary or the Parent shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

         SECTION 2.9. PAYMENTS AND COMPUTATIONS, ETC. All amounts to be paid or deposited by the Transferor or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York time) on the day when due in immediately available funds; if such amounts are payable to the Agent (whether on behalf of the Company or any Bank Investor or otherwise) they shall be paid or deposited in the account indicated in Section 10.3 hereof, until otherwise notified by the Agent. The Transferor shall, to the extent permitted by law, pay to the Agent, for the benefit of the Company and the Bank Investors upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 1% per annum plus the Base Rate. All computations of Discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Agent of amounts payable by the Transferor hereunder shall be binding upon the Transferor absent manifest error.

         SECTION 2.10. REPORTS.

                  (a) On or before the fifteenth (15th) Business Day of each fiscal month, the Servicer shall prepare or cause to be prepared and forward to the Agent and the Administrative Agent (i) an Investor Report as of the end of the last day of the immediately preceding fiscal month, (ii) if requested by the Agent or the Administrative Agent, a listing by Obligor of all Receivables together with an aging of such Receivables and (iii) such other information pertaining to the Affected Assets or the transactions hereunder as the Agent or the Administrative Agent may reasonably request.

                  (b) The Servicer shall prepare and forward to the Administrative Agent and the Agent such other information pertaining to the Affected Assets or the transactions hereunder as the Agent may reasonably request from time to time.

         SECTION 2.11. COLLECTION ACCOUNT. There shall be established on the day of the initial Incremental Transfer hereunder and maintained with the Agent, a segregated account (the "COLLECTION ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent, on behalf of the Company and the Bank Investors. On and after the occurrence of a Termination Event (other than a Conduit Termination Event) or a Potential Termination Event (other than a Conduit Termination Event), the Servicer shall remit daily within two (2) Business Days of receipt to the Collection Account all Collections received with respect to any Receivables. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Agent, in the name of the Agent, in Eligible Investments that will mature so that such funds will be available prior to the last day of each successive Tranche Period following such investment, and so as to permit amounts in the Collection Account to be paid and applied in accordance with the provisions of Sections 2.5 and 2.6 hereof. On the last day of each Tranche Period, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder (including Discount) by the Transferor. On the date on which the Net Investment is zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

         SECTION 2.12. SHARING OF PAYMENTS, ETC. If the Company or any Bank Investor (for purposes of this Section only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Transferred Interest owned by it (other than pursuant to the Fee Letter, or Article VIII and other than as a result of the differences in the timing of the applications of Collections pursuant to Section 2.5 or 2.6) in excess of its ratable share of payments on account of Transferred Interest obtained by the Company and/or the Bank Investors entitled thereto, such Recipient shall forthwith purchase from the Company and/or the Bank Investors entitled to a share of such amount participations in the Transferred Interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

         SECTION 2.13. RIGHT OF SETOFF. Without in any way limiting the provisions of Section 2.12 hereof, each of the Agent, the Company and the Bank Investors is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date due to the occurrence of a Termination Event (other than a Conduit Termination Event) or during the continuance of a Potential Termination Event (other than a Conduit Termination Event) to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Agent, the Company or such Bank Investor to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Person or to the Agent on behalf of such Person (even if contingent or unmatured).

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR. On the Closing Date and on the date of each Transfer, the Transferor represents and warrants to the Agent, the Company and the Bank Investors that:

                  (a) EXISTENCE AND POWER. The Transferor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted and the Transferor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to have such items or to be so qualified or in good standing would not have a Material Adverse Effect.

                  (b) AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Certificate, the Transfer Certificate and the other Transaction Documents to which the Transferor is a party are within the Transferor's powers, have been duly authorized by all necessary limited liability company action, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.7 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the certificate of formation or limited liability company agreement of the Transferor or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor (except as contemplated by Section 2.7 hereof).

                  (c) BINDING EFFECT. Each of this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Certificate and the other Transaction Documents to which the Transferor is a party has been duly executed and delivered and constitutes and the Transfer Certificate upon payment of the Transfer Price set forth therein will constitute the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

                  (d) PERFECTION. Immediately preceding each Transfer hereunder, the Transferor shall be the legal and beneficial owner of all of the Receivables and the Related Security and Collections to be transferred hereunder, free and clear of all Adverse Claims. On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed under the UCC in order to perfect and protect the interest of the Agent on behalf of the Company and the Bank Investors in the Transferred Interest against all creditors of and purchasers from the Transferor, any Originator Subsidiary and the Parent will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

                  (e) ACCURACY OF INFORMATION. All information heretofore furnished by the Transferor (including without limitation, the Investor Reports, any reports delivered pursuant to Section 2.10 hereof and the Transferor's financial statements) to the Company, any Bank Investors, the Agent or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor to the Company, any Bank Investors, the Agent or the Administrative Agent will be complete and accurate as of its date in every material respect, and the Transferor has not omitted to disclose any information which is material to the transaction on the date such information is stated or certified.

                  (f) TAX STATUS. The Transferor has filed all tax returns (federal, state and local), if any, required to be filed and has paid or made adequate provision for the payment of all taxes and assessments and other governmental charges, if any, payable by it.

                  (g) ACTION, SUITS. There are no actions, suits or proceedings pending, or to the knowledge of the Transferor threatened, against or affecting the Transferor or its properties, in or before any court, arbitrator or other body; there are no actions, suits or proceedings pending, or to the knowledge of the Transferor threatened, against the Parent or any Originator Subsidiary, or their respective properties, in or before any court, arbitrator or other body which could reasonably be expected to have a material adverse effect on the collectibility of the Receivables; the Transferor is not in violation of any order of any court, arbitrator or Official Body.

                  (h) USE OF PROCEEDS. No proceeds of any Transfer will be used by the Transferor to acquire any security in any transaction which is subject to Section 12 of the Securities Exchange Act of 1934, as amended or for any purpose that violates any applicable law, rule or regulation, including Regulation U of the Federal Reserve Board.

                  (i) PLACE OF BUSINESS. The principal place of business and chief executive office (as such terms are defined in the UCC) of the Transferor are located at the address of the Transferor indicated in Section
10.3 hereof and the offices where the Transferor keeps all its Records, are located at the address(es) described on Exhibit I or such other locations notified to the Company in accordance with Section 2.7 hereof in jurisdictions where all action required by Section 2.7 hereof has been taken and completed.

                  (j) GOOD TITLE. Upon each Transfer the Agent shall acquire a valid ownership interest to the extent of the Transferred Interest or a first priority perfected security interest in each Receivable that exists on the date of such Transfer and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim.

                  (k) TRADENAMES, ETC. As of the date hereof, the Transferor has no Subsidiaries or divisions.

                  (l) NATURE OF RECEIVABLES. Each Receivable (x) represented by the Transferor or the Servicer to be an Eligible Receivable (including in any Investor Report or other report delivered pursuant to Section
2.10 hereof) or (y) included in the calculation of the Net Receivables Balance, in fact satisfies at such time the definition of "Eligible Receivable" set forth herein and, in the case of clause (y) above, is not a Receivable of the type described in clause (i) of the definition of "Net Receivables Balance".

                  (m) COVERAGE REQUIREMENT; AMOUNT OF RECEIVABLES. The Percentage Factor does not exceed the Maximum Percentage Factor. As of May 31, 1999, the aggregate outstanding balance of the Receivables in existence was $207,588,629 and the Net Receivable Balance was $132,323,430.

                  (n) CREDIT AND COLLECTION POLICY. Since June 4, 1999, there have been no material changes in the Credit and Collection Policy other than as permitted hereunder.

                  (o)      [Reserved]

                  (p) NO TERMINATION EVENT. No event has occurred and is continuing and no condition exists which constitutes a Termination Event (other than a Conduit Termination Event) or a Potential Termination Event (other than a Conduit Termination Event).

                  (q) NOT AN INVESTMENT COMPANY OR A HOLDING COMPANY. The Transferor is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act. The Transferor is not a "holding company", or a subsidiary or affiliate of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (r) ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal

Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                  (s) LOCK-BOX ACCOUNTS. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit C hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as will have been notified to the Agent and for which Lock-Box Agreements will have been executed in accordance with Section 2.7(b) hereof and delivered to the Servicer). All Obligors have been instructed to make payment to a Lock-Box Account and only Collections are deposited into the Lock-Box Accounts.

                  (t) BULK SALES. No transaction contemplated hereby or by the Receivables Purchase Agreement requires compliance with any bulk sales act or similar law.

                  (u) TRANSFERS UNDER RECEIVABLES PURCHASE AGREEMENT. Each Receivable which has been transferred to the Transferor by the Parent has been purchased by the Transferor from the Parent pursuant to, and in accordance with, the terms of the Receivables Purchase Agreement.

                  (v) PREFERENCE; VOIDABILITY. The Transferor shall have given reasonably equivalent value to the Parent in consideration for the transfer to the Transferor of the Receivables and Related Security from the Parent, and each such transfer shall not have been made for or on account of an antecedent debt owed by the Parent to the Transferor.

     SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF THE SERVICER. On the Closing Date and on the date of each Transfer, the Servicer represents and warrants to the Agent, the Company and the Bank Investors that:

                  (a) CORPORATE EXISTENCE AND POWER. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted and the Servicer is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to have such item or to be so qualified or in good standing would not have a Material Adverse Effect.

                  (b) CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by the Servicer of this Agreement are within the Servicer's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the charter or bylaws of the Servicer or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Servicer or result in the creation or imposition of any Adverse Claim

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on the assets of the Servicer or any of its Subsidiaries except where such failure would not have a Material Adverse Effect.

                  (c) BINDING EFFECT. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

                  (d) ACCURACY OF INFORMATION. All information heretofore furnished by the Servicer to the Agent, the Company, any Bank Investor or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Servicer to the Agent, the Company, any Bank Investor or the Administrative Agent will be complete and accurate as of such date in every material respect, on the date such information is stated or certified.

                  (e) ACTION, SUITS. There are no actions, suits or proceedings pending, or to the knowledge of the Servicer threatened, against or affecting the Servicer or any Originator Subsidiary of the Servicer or their respective properties, in or before any court, arbitrator or other body which could reasonably be expected to have a Material Adverse Effect; the Servicer is not in violation of any material order of any court, arbitrator or Official Body.

                  (f) NATURE OF RECEIVABLES. Each Receivable included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable" and is not a Receivable of the type described in clause (i) of the definition of "Net Receivables Balance".

                  (g) AMOUNT OF RECEIVABLES. As of May 31, 1999, the aggregate outstanding balance of the Receivables in existence was $207,588,629 and the Net Receivables Balance was $132,323,430.

                  (h) CREDIT AND COLLECTION POLICY. Since June 4, 1999, there have been no material changes in the Credit and Collection Policy other than as permitted hereunder.

                  (i) COLLECTIONS AND SERVICING; MATERIAL ADVERSE EFFECT. Since June 4, 1999, there has been no material adverse change in the ability of the Servicer to service and collect the Receivables.

                  (j) NOT AN INVESTMENT COMPANY OR A HOLDING COMPANY. The Servicer is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act. The Servicer is not a "holding company," or a subsidiary or affiliate of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (k) LOCK-BOX ACCOUNTS. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit C (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as will have been notified to the Transferor and the Agent and for which Lock-Box Agreements will have been executed in accordance with Section 2.7(b) hereof and delivered to the
                                       39

Servicer). All Obligors have been instructed to make payment to a Lock-Box Account and only Collections are deposited into the Lock-Box Accounts.

                  (l) YEAR 2000 COMPLIANCE. The Servicer has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the Year 2000 Problem, (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Servicer reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of the Originator Subsidiaries' business and operations will on a timely basis be Year 2000 Compliant except to the extent that a failure to do so could not reasonably be expected (a) to have a Material Adverse Effect or (b) to result in a Termination Event (other than a Conduit Termination Event) or Potential Termination Event (other than a Conduit Termination Event). The Servicer (i) has completed a review and assessment of all Receivable Systems and (ii) has determined that such Receivable Systems are Year 2000 Compliant or will be Year 2000 Compliant on or before September 30, 1999 and thereafter.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

SECTION 4.1. CONDITIONS TO CLOSING. On or prior to the date of execution hereof, the Transferor shall deliver to the Agent the following documents, instruments and fees all of which shall be in a form and substance acceptable to the Agent:

                  (a) A copy of the resolutions of the Board of Directors of each of the Transferor and each member of the Transferor certified by its Secretary or Assistant Secretary approving the execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement and the other Transaction Documents to be delivered by the Transferor hereunder or thereunder and all other documents evidencing necessary limited liability company or corporate action and government approvals, if any.

                  (b) A copy of the resolutions of the Board of Directors of each of the Parent and the Servicer, certified by its Secretary or Assistant Secretary approving the execution, delivery and performance by it of this Agreement, the Receivables Purchase Agreement and the other Transactions Documents to be delivered by such entity hereunder or thereunder and all other documents evidencing necessary corporate action (including shareholders consents) and government approvals, if any.

                  (c) The certificate of formation of the Transferor certified by the Secretary of State of the State of Delaware dated a date reasonably prior to the Closing Date.

                  (d) The charter of each of the Parent and the Servicer certified by the Secretary of State of the State of Delaware dated a date reasonably prior to the Closing Date.

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

                  (e) A Good Standing Certificate for the Transferor issued by the Secretary of State of the State of Delaware and certificates of qualification as a foreign limited liability company issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

                  (f) A Good Standing Certificate for each of the Parent and the Servicer issued by the Secretary of State of the State of Delaware and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction when such qualification is material to the transactions contemplated by this Agreement and the Receivables Purchase Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

                  (g) A Certificate of the Secretary or Assistant Secretary of the Transferor substantially in the form of Exhibit L-1 attached hereto.

                  (h) A Certificate of the Secretary or Assistant Secretary of each of the Parent and the Servicer substantially in the forms of Exhibit L-2 attached hereto.

                  (i) Copies of proper financing statements (Form UCC-1), naming the Transferor as the debtor in favor of the Agent as secured party, for the benefit of the Company and the Bank Investors, or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent's ownership interest or security interest in all Receivables and the Related Security and Collections relating thereto.

                  (j) Copies of proper financing statements (Form UCC-1), naming the Parent as the debtor in favor of the Transferor as secured party and the Agent, for the benefit of the Company and the Bank Investors, as assignee of the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Transferor's ownership interest in all Receivables.

                  (k) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by Transferor.

                  (l) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by the Parent.

                  (m) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably near the date of the initial Incremental Transfer listing all effective financing statements which name the Transferor or the Parent (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to items (i) or (j)

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

above together with copies of such financing statements (none of which shall cover any Receivables or Contracts).

                  (n) Executed copies of the Lock-Box Agreements relating to each of the Lock- Boxes and the Lock-Box Accounts; provided, however, that such Lock-Box Agreements may instead be delivered up to 60 days after the Closing Date. To the extent that any such Lock-Box Agreements are not received on or prior to such 60th day, the Receivables which arise on and after such date which generate the Collections which are to be deposited to the Lock-Box Account to which such Lock-Box Agreement relates shall not be deemed to be Eligible Receivables until such Lock-Box Agreement is received by the Agent.

                  (o) An opinion of Latham & Watkins, special counsel to the Transferor, the Servicer and the Parent, covering the matters set forth in Exhibit K hereto as well as addressing the time period over which UCC financing statements filed in all appropriate jurisdictions remain effective.

                  (p) An opinion of (i) Latham & Watkins, special counsel to the Transferor and the Parent, covering certain bankruptcy and insolvency matters (i.e. "true sale" and non-consolidation) and (ii) Morris, Nichols, Arsht & Tunnel, special Delaware counsel to the Transferor, covering certain Delaware law and bankruptcy and insolvency matters relating to the Transferor's status as a single-member limited liability company, in each case in form and substance satisfactory to the Agent and Agent's counsel.

                  (q) A computer tape or other listing satisfactory to the Agent setting forth all Receivables and the outstanding balances thereon and such other information as the Agent may reasonably request.

                  (r) An executed copy of this Agreement, the Receivables Purchase Agreement, the Fee Letter and each of the other Transaction Documents to be executed by the Parent, Servicer or the Transferor.

                  (s) The Transfer Certificate, duly executed by the Transferor.

                  (t) The Certificate, duly executed by the Transferor and appropriately completed.

                  (u) Evidence of the payment of all fees due at closing pursuant to the Fee Letter.

                  (v) An Investor Report as of the end of the May 1999 fiscal month.

                  (w) Evidence of the appointment of National Registered Agents, Inc. as agent for process as required by Section 10.4(d) hereof.

                  (x) Evidence that all accounts required to be established hereunder have been established.

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

                  (y) Such other documents, approvals, instruments, certificates and opinions as the Agent or the Administrative Agent, shall reasonably request.

     SECTION 4.2. CONDITIONS PRECEDENT TO EACH INCREMENTAL TRANSFER. The obligation of the Company or any Bank Investor to make any Incremental Transfer (including the initial Incremental Transfer) of Receivables hereunder on any date prior to the Commitment Termination Date is subject to the satisfaction of the following conditions:

                  (a) The Agent shall have received a Transfer Request, appropriately completed, within the time period required by Section 2.2 hereof;

                  (b) The Agent shall have received a computer tape or other listing reasonably satisfactory to the Agent with respect to such Receivables to be transferred, and the information set forth therein shall be true, complete and correct.

                  (c) All of the representations and warranties set forth in Sections 3.1 and 3.2 hereof shall be true, complete and correct in all material respects on and as of the day of such Transfer as though made on and as of such day and shall be deemed repeated on such day.

                  (d) The Agent shall have received such other documents, approvals, instruments, certificates and opinions as the Agent or the Administrative Agent, shall reasonably request.

                                    ARTICLE V
                                    COVENANTS

SECTION 5.1. AFFIRMATIVE COVENANTS OF TRANSFEROR. Unless the Agent shall otherwise consent in writing, at all times from the date hereof to the later to occur of (i) the Termination Date or (ii) earlier of (A) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full in cash and (B) all Receivables sold hereunder have been written-off after all commercially reasonable efforts to collect such Receivables have been exhausted or such Receivables have been collected:

                  (a) FINANCIAL REPORTING AND OTHER INFORMATION. The Transferor will and will cause the Parent and each of the Parent's Subsidiaries to maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Agent:

                           (i)      ANNUAL REPORTING OF TRANSFEROR. Within one
hundred twenty (120) days after the close of the Transferor's fiscal years, unaudited financial statements, prepared in accordance with GAAP, including a balance sheet as of the end of such period, and related statements of operations, shareholder's equity and cash flows.

                           (ii)     ANNUAL REPORTING OF PARENT. Within one
hundred and twenty (120) days after the close of the Parent's fiscal year, a consolidated balance sheet of the Parent and its consolidated Subsidiaries as of the end of such year and the related consolidated financial

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

statements in the form then required to be filed with the Securities and Exchange Commission on Form 10-K or its equivalent, all reported on by independent certified public accountants, acceptable to the Agent.

                           (iii)    [Reserved]

                           (iv)     QUARTERLY REPORTING OF PARENT. Within sixty
(60) days after the close of each of the first three fiscal quarters of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter and the related consolidated financial statements in the form then required to be filed with the Securities and Exchange Commission on Form 10-Q or its equivalent, a certified (subject to normal year-end adjustments) by the chief financial officer or the chief accounting officer of the Parent.

                           (v)      AUDITOR COMPLIANCE CERTIFICATES.
Simultaneously with the delivery of each set of financial statements set forth in clause (ii) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that the Parent was not in compliance with the terms and conditions of Section 5.3 on the date of such statements, or, if in the opinion of such accountants, the Parent was not in compliance with the terms and conditions of Section 5.3, stating the nature and status of such non-compliance, and with respect to such other matters as the Agent may reasonably request.

                           (vi)     ADDITIONAL COMPLIANCE CERTIFICATES. Together
with the financial statements required under clauses (i), (ii) and (iv), a compliance certificate signed by the Transferor's or the Parent's, as applicable, chief financial officer or chief accounting officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Transferor or the Parent as applicable and (y) to the best of such Person's knowledge, no Termination Event (other than a Conduit Termination Event) or Potential Termination Event (other than a Conduit Termination Event) exists, or if any Termination Event (other than a Conduit Termination Event) or Potential Termination Event (other than a Conduit Termination Event) exists, stating the nature and status thereof and showing the computation of, and showing compliance with, each of the financial ratios and restrictions set forth in Section 5.2(l), Section 5.3 and Section 7.1(l) through (n) hereof.

                           (vii)    SHAREHOLDERS STATEMENTS AND REPORTS.
Promptly upon the furnishing thereof to the shareholders of the Transferor or the Parent, copies of all financial statements, reports and proxy statements so furnished.

                           (viii)   S.E.C. FILINGS. Promptly upon the filing
thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Parent or any Subsidiary files with the Securities and Exchange Commission other than routine registration statements relating to employee benefits on Form S-8.

                           (ix)     NOTICE OF TERMINATION EVENTS OR POTENTIAL
TERMINATION EVENTS, ETC. (A) As soon as possible and in any event within two (2) Business Days after the Transferor obtains knowledge or should have known of the occurrence of any Termination Event (other than

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

a Conduit Termination Event) or Potential Termination Event (other than a Conduit Termination Event), a statement of the chief financial officer or chief accounting officer of the Transferor or the Parent setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto, which information shall be updated promptly from time to time; (B) promptly after the Transferor obtains knowledge thereof, notice of any litigation, investigation or proceeding that may exist at any time between the Transferor and any Person that may result in a Material Adverse Effect or any litigation or proceeding relating to any Transaction Document; and (C) promptly after the Transferor obtains knowledge or should have known of the occurrence thereof, notice of a Material Adverse Effect.

                           (x)      CHANGE IN CREDIT AND COLLECTION POLICY AND
DEBT RATINGS. Within ten (10) days after the date any material change in or amendment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment. Within five (5) days after the date of any change in the Transferor's or the Parent's public or private debt ratings, if any, a written certification of the Transferor's or the Parent's public and private debt ratings after giving effect to any such change.

                           (xi)     CREDIT AND COLLECTION POLICY. Within ninety
(90) days after the close of each of the Parent's and the Transferor's fiscal years, a complete copy of the Credit and Collection Policy then in effect, if requested by the Agent.

                           (xii)    ERISA. If and when any member of the
ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Material Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Material Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice;
(iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Material Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Material Plan under
Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Material Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any material Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Material Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

                           (xiii)   CHANGE IN ACCOUNTANTS OR ACCOUNTING POLICY.
Promptly after such change, if any, notice of any change (A) in the principal accountants or (B) in its accounting policy of either the Transferor or the Parent which would have a Material Adverse Effect.

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

                           (xiv)    OTHER INFORMATION. Such other information
(including non- financial information) as the Agent or the Administrative Agent may from time to time reasonably request with respect to the Parent, the Transferor or any Originator Subsidiary.

                  (b) CONDUCT OF BUSINESS. The Transferor will (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and (ii) will at all times be a wholly-owned Subsidiary of the Parent.

                  (c) COMPLIANCE WITH LAWS. The Transferor will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its properties may be subject.

                  (d) FURNISHING OF INFORMATION AND INSPECTION OF RECORDS. The Transferor will and will cause the Parent and each Originator Subsidiary to furnish to the Agent from time to time such information with respect to the Receivables as the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the outstanding balance for each Receivable. The Transferor will, and will cause the Parent and each Originator Subsidiary to, at any time and from time to time during regular business hours permit, upon reasonable notice, the Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Transferor, the Parent and the Originator Subsidiaries, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's or the Parent's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor, each Originator Subsidiary or the Parent, as applicable, having knowledge of such matters.

                  (e)      OFFICES, RECORDS AND BOOKS OF ACCOUNT. The
Transferor (i) shall keep its principal place of business and chief executive office (as such terms or similar terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Transferor set forth in Section 10.3 hereof or at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest of the Agent, for the benefit of the Company and the Bank Investors, in the Receivables and related items (including the Affected Assets) have been taken and completed and (ii) shall provide the Agent with at least 30 days' written notice before making any change in the Transferor's name or making any other change in the Transferor's identity or organizational structure that could render any UCC financing statement filed in connection with this Agreement seriously misleading as such term (or similar term) is used in the UCC; each notice to the Agent pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Transferor will and will cause the Servicer and the Originator Subsidiaries to maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Transferor will, and will cause the Parent to, give the Agent notice of any material change in the administrative and operating procedures of the Transferor, the Servicer or the Originator Subsidiaries, as applicable, referred to in the previous sentence.

                  (f) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. The Transferor, at its expense, will and will cause the Parent to timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Transferor, the Originator Subsidiaries or the Parent under the Contracts related to the Receivables.

                  (g) CREDIT AND COLLECTION POLICIES. The Transferor will and will cause the Parent and the Originator Subsidiaries to comply in all material respects with each Credit and Collection Policy in regard to each Receivable and the related Contract.

                  (h) COLLECTIONS. The Transferor shall and shall cause the Parent and the Originator Subsidiaries to instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account.

                  (i) COLLECTIONS RECEIVED. The Transferor shall and shall cause the Parent and the Originator Subsidiaries to hold in trust, and deposit, immediately, but in any event not later than two (2) Business Days of its receipt thereof, to a Lock-Box Account all Collections received from time to time by the Transferor or the Parent, as the case may be, provided, that the Transferor, the Parent and the Originator Subsidiaries may initially deposit checks constituting Collections which it receives into its operating account if such Collections are transferred from such operating account to a Lock-Box Account within two (2) Business Days and the aggregate amount of such Collections in all such operating accounts does not exceed at any one time $10,000,000.

                  (j) SALE TREATMENT. The Transferor will not (i) for accounting purposes treat the transactions contemplated by the Receivables Purchase Agreement in any manner other than as a sale of Receivables by the Parent to the Transferor, or (ii) account for (other than for tax purposes) or otherwise treat the transactions contemplated hereby in any manner other than as a sale of Receivables by the Transferor to the Agent on behalf of the Company or the Bank Investors, as applicable. In addition, the Transferor shall, and shall cause the Parent to, disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transaction contemplated hereby and by the Receivables Purchase Agreement and the interest of the Transferor (in the case of the Parent's financial statements) and the Agent, on behalf of the Company and the Bank Investors, in the Affected Assets. For federal and state income taxes, the Transferor and the Agent shall treat the transactions hereunder as a financing.

                  (k) SEPARATE BUSINESS. (a) The Transferor will be a limited purpose entity whose primary activities are restricted in its certificate of formation or limited liability company agreement to (i) purchasing or otherwise acquiring from the Parent, owning, holding, granting security interests or selling interests in Affected Assets, (ii) entering into agreements for the

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selling, financing and servicing of the Affected Assets, and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities. The Transferor shall not create any Subsidiaries or divisions. The Transferor will not engage in any business other than the transactions contemplated by the Transaction Documents. The Transferor shall at all times, except as otherwise permitted hereby, (a) pay its expenses, (b) have at all times at least one member of its board of directors which is not and has never been an employee, officer or director of the Parent or any Affiliate of the Parent or of any creditor of the Parent or any Affiliate of the Parent and are persons who are familiar and have experience with asset securitization, (c) maintain the Transferor's books, financial statements, accounting records and other limited liability company documents and records separate from those of the Parent or any other entity, (d) not commingle the Transferor's assets with those of the Parent or any other entity, (e) act solely in its limited liability company name and through its own authorized officers and agents, (f) make investments directly or by brokers engaged and paid by the Transferor or its agents (PROVIDED that if any such agent is an Affiliate of the Transferor it shall be compensated at a fair market rate for its services), (g) separately manage the Transferor's liabilities from those of the Parent or any Affiliates of the Parent and pay its own liabilities, including all administrative expenses, from its own separate assets, except that the Parent may pay the organizational expenses of the Transferor, and
(h) pay from the Transferor's assets all obligations and indebtedness of any kind incurred by the Transferor. The Transferor shall abide by all limited liability company formalities, including the maintenance of current minute books, and the Transferor shall cause its financial statements to be prepared in accordance with GAAP in a manner that indicates the separate existence of the Transferor and its assets and liabilities. The Transferor shall (i) pay all its liabilities, (ii) not assume the liabilities of the Parent or any Affiliate of the Parent, (iii) not lend funds or extend credit to the Parent or any affiliate of the Parent except pursuant to the Receivables Purchase Agreement in connection with the purchase of Receivables thereunder and (iv) not guarantee the liabilities of the Parent or any Affiliates of the Parent. The officers and directors of the board of directors of the Transferor (as appropriate) shall make decisions with respect to the business and daily operations of the Transferor independent of and not dictated by any controlling entity. The Transferor shall not engage in any business not permitted by its certificate of formation or limited liability company agreement as in effect on the Closing Date.

                  (l) ORGANIZATIONAL DOCUMENTS. The Transferor shall only amend, alter, change or repeal Sections 7, 8, 9, 10, 16, 21, 22, 24, 25, or 29 or Schedule A of its limited liability company agreement with the prior written consent of the Agent.

                  (m)      [Reserved]

                  (n) OWNERSHIP INTEREST, ETC. The Transferor shall and shall cause the Parent to at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Transferred Interest, in the Receivables, the Related Security and Proceeds with respect thereto, and a first priority perfected security interest in the Affected Assets in favor of the Agent for the benefit of the Company and the Bank Investors, in each case free and clear of any Adverse Claim, including taking such action to perfect, protect or more fully evidence the interest of the Agent, as the Agent may reasonably request.

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

         SECTION 5.2. NEGATIVE COVENANTS OF THE TRANSFEROR. Unless the Agent shall otherwise consent in writing, at all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the earlier of (A) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash and (B) all Receivables sold hereunder have been written-off after all commercially reasonable efforts to collect such Receivables have been exhausted or such Receivables have been collected:

                  (a) NO SALES, LIENS, ETC. Except as otherwise provided herein and in the Receivables Purchase Agreement and the Originator Subsidiary Receivables Purchase Agreement, the Transferor will not and will not permit the Parent or any Originator Subsidiary to sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Affected Assets, (y) any inventory or goods, the sale of which gives rise to a Receivable transferred hereunder (other than sales in the ordinary course of its business) or (z) any account which concentrates in a Lock-Box Bank to which the Collections of Receivables sold hereunder are sent, or assign any right to receive income in respect thereof.

                  (b) NO EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted in Section 6.2 hereof, the Transferor will not and will not permit the Parent or any Originator Subsidiary to extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive the terms or conditions of the Contract related thereto.

                  (c) NO CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. The Transferor will not make any change in the character of its business or in its Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivables or otherwise have a Material Adverse Effect.

                  (d) NO MERGERS, ETC. The Transferor will not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person.

                  (e) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. The Transferor will not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable.


                  (f) DEPOSITS TO LOCK-BOX ACCOUNTS. The Transferor will not and will not permit the Parent or any Originator Subsidiary to deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables unless such other cash and proceeds are removed from such LockBox Account within two (2) Business Days.

                  (g) CHANGE OF NAME, ETC. The Transferor will not change its name, identity or structure or the location of its chief executive office, unless at least ten (10) days prior to the effective date of any such change the Transferor delivers to the Agent (i) such documents, instruments or agreements, executed by the Transferor as are necessary to reflect such change and to continue the perfection of the Agent's ownership interests or security interests in the Affected Assets and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Agent to continue to exercise its rights contained in Section 2.7 hereof.

                  (h) AMENDMENTS TO AGREEMENTS. The Transferor will not and will not permit the Parent or any Originator Subsidiary to amend, modify, or supplement the Receivables Purchase Agreement, any Originator Subsidiary Receivables Purchase Agreement or any LockBox Agreement or waive any provision thereof, in each case except with the prior written consent of the Agent; nor shall the Transferor take, or permit the Parent or any Originator Subsidiary to take, any other action under the Receivables Purchase Agreement, any Originator Subsidiary Receivables Purchase Agreement, or any Lock-Box Agreement that could have a material adverse effect on the Agent, the Company or any Bank Investor or which is inconsistent with the terms of this Agreement.

                  (i) OTHER DEBT. Except as provided for herein, the Transferor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder or under the Receivables Purchase Agreement for the purchase price of the Receivables under the Receivables Purchase Agreement, and (ii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed $9,500 in any fiscal year.

                  (j)      RESERVED.

                  (k) PAYMENT TO THE PARENT. With respect to any Receivable sold by the Parent to the Transferor, the Transferor shall and shall cause the Parent to effect such sale under, and pursuant to the terms of, the Receivables Purchase Agreement, including, without limitation, the payment by the Transferor in cash and/or by capital contribution of the Parent, of an amount equal to the purchase price for such Receivable as required by the terms of the Receivables Purchase Agreement.

                  (l) RESTRICTED PAYMENTS. Except as contemplated by the Receivables Purchase Agreement, the Transferor will not (A) purchase or redeem any membership interests, (B) prepay, purchase or redeem any Indebtedness, (C) lend or advance any funds or (D) repay any loans or advances to, for or from any of its Affiliates (the amounts described in CLAUSES (A) through (D) being referred to as Restricted Payments), except that the Transferor may (y) make Restricted Payments out of funds received pursuant to Section 2.2 and (z) may make other Restricted Payments if, after giving effect thereto, no Termination Event (other than a Conduit Termination Event) or Potential Termination Event (other than a Conduit Termination Event) shall have occurred and be continuing.

         SECTION 5.3. FINANCIAL COVENANT OF THE PARENT. The Leverage Ratio will at no time exceed 3.5 to 1.0. As used in this Section 5.3, the following terms have the meanings set forth below:

                  "CONSOLIDATED DEBT" means, at any date, the Debt of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                  "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period plus, to the extent deducted in the determination of such Consolidated Net Income, (i) interest expense for such period, (ii) the provision for income taxes for such period, (iii) depreciation and amortization expense for such period and (iv) non-cash write-offs of in-process research and development costs during such period in connection with the acquisitions; provided that the aggregate amount of such write-offs subsequent to the date of this Agreement added pursuant to this clause (iv) during the term of this Agreement shall not exceed $250,000,000.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income of the Parent and its Consolidated Subsidiaries for such period, determined on a consolidated basis.

                  "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Parent in its consolidated financial statements if such statements were prepared as of such date.

                  "DEBT" of any Person means at any date, without duplication,
         (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and deferred employee compensation obligations arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all unpaid reimbursement obligations of such Person in respect of letters of credit or similar instruments but only to the extent that either (x) the issuer has honored a drawing thereunder or (y) payment of such obligation is otherwise due under the terms hereof, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person.

                  "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchases or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "LEVERAGE RATIO" means, at any date, the ratio of Consolidated Debt at such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date; provided that if there shall have been an acquisition or disposition of operations during such period, Consolidated EBITDA shall be calculated on a pro forma basis giving effect thereto as if such acquisition or disposition had occurred on the first day of such period.

                  "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Parent.

         SECTION 5.4. AFFIRMATIVE COVENANTS OF THE SERVICER. Unless the Agent shall otherwise consent in writing, at all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the earlier of (A) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash and (B) all Receivables sold hereunder in have been written-off after all commercially reasonable efforts to collect have been exhausted or such Receivables have been collected:

                  (a) CONDUCT OF BUSINESS. The Servicer will, and will cause each of its Originator Subsidiaries to, do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to do so would not have a Material Adverse Effect. The Servicer will cause each Originator Subsidiary to carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

                  (b) COMPLIANCE WITH LAWS. The Servicer will, and will cause each of the Originator Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject, except where the failure to do so would not have a Material Adverse Effect.

                  (c) FURNISHING OF INFORMATION AND INSPECTION OF RECORDS. The Servicer will, and will cause the Originator Subsidiaries to, furnish to the Agent from time to time such information with respect to the Receivables as the Agent may reasonably request (at the Servicer's expense), including, without limitation, listings identifying the Obligor and the outstanding balance for each Receivable. The Servicer will, and will cause the Originator Subsidiaries to, at any time and from time to time during regular business hours permit, upon reasonable notice, the Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Servicer and the Originator Subsidiaries for the purpose of examining such Records, and to discuss matters relating to Receivables or its performance hereunder and under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer and its Subsidiaries having knowledge of such matters.

                  (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Servicer will maintain and implement (or cause to be maintained and implemented) administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain or cause to be kept or maintained, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will give the Agent notice of any material change in its administrative and operating procedures referred to in the previous sentence.

                  (e) NOTICE OF AGENT'S INTEREST. In the event that the Transferor or the Parent shall sell or otherwise transfer any interest in accounts receivable originated by the Originator Subsidiaries, any computer tapes or other documents or instruments provided by the Servicer in connection with any such sale or transfer shall disclose the Transferor's ownership of the Receivables and the Agent's interest therein.

                  (f) CREDIT AND COLLECTION POLICIES. The Servicer will, and will cause the Originator Subsidiaries to, comply in all material respects with the relevant Credit and Collection Policy with respect to each Receivable and the related Contract.

                  (g) COLLECTIONS. The Servicer will instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account.

                  (h) COLLECTIONS RECEIVED. The Servicer will, and will cause the Originator Subsidiaries to, hold in trust, and deposit, immediately, but in any event not later than two (2) Business Days of its receipt thereof, to a Lock-Box Account all Collections received by it from time to time; provided, that if the Servicer or an Originator Subsidiary receives any Collections, the Servicer shall, and shall cause each Originator Subsidiary to, as applicable, immediately but in any event within two (2) Business Days of receipt, remit such Collections to a Lock-Box Account; PROVIDED, FURTHER, that the Parent and the Originator Subsidiaries may initially deposit checks constituting Collections which it receives pursuant to the preceding proviso into its operating account if Collections are transferred from such operating account to a Lock-Box Account within two (2) Business Days and the aggregate amount of such Collections in all such operating accounts does not exceed at any one time $10,000,000.

                  (i) YEAR 2000 COMPLIANCE. The Servicer will promptly notify the Agent in the event the Servicer discovers or determines that any computer application (including those of its suppliers and vendors) (i) that is necessary for the origination, collection, management, or servicing of the Receivables will not be Year 2000 Compliant on or before September 30, 1999 and thereafter, or (ii) that is otherwise material to its or any of the Originator Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that, in the case of (ii) above, such failure could not reasonably be expected (a) to have a Material

Adverse Effect on the Servicer or on the transaction documented under this Agreement or (b) to result in a Termination Event (other than a Conduit Termination Event) or Potential Termination Event (other than a Conduit Termination Event).

                  (j) CHANGE IN ACCOUNTANTS OR ACCOUNTING POLICIES. The Servicer will promptly notify the Agent of any change (A) in its principal accountants or (B) in its accounting policy or those of the Originator Subsidiaries which could have a Material Adverse Effect.

         SECTION 5.5. NEGATIVE COVENANTS OF THE SERVICER. Unless the Agent shall otherwise consent in writing, at all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the earlier of (A) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash and (B) all Receivables sold hereunder in accordance with the Credit Collection Policy have been written-off after all commercially reasonable efforts to collect such Receivables have been exhausted or such Receivables have been collected:

                  (a) NO EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted in Section 6.2 hereof, the Servicer will not, and will cause the Originator Subsidiaries not to, extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any terms or conditions of any Contract related thereto.

                  (b) NO CHANGE IN CREDIT AND COLLECTION POLICY. The Servicer will not, and will cause the Originator Subsidiaries not to, make any change in its Credit and Collection Policy, which change would impair the collectibility of any material portion of the Receivables or otherwise have a Material Adverse Effect.

                  (c) NO MERGERS, ETC. The Servicer will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Servicer and its Subsidiaries, taken as a whole, to any other Person; provided that the Servicer may merge with another Person if the Servicer is the surviving corporation and, after giving effect thereto, no Termination Event (other than a Conduit Termination Event) or Potential Termination Event (other than a Conduit Termination Event) exists.

                  (d) CHANGE IN LOCK-BOX AGREEMENTS OR PAYMENT INSTRUCTIONS TO OBLIGORS. The Servicer will not, and will cause the Originator Subsidiaries not to, agree to any amendment of any Lock-Box Agreement without the prior written consent of the Agent or add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable.

                  (e) DEPOSITS TO LOCK-BOX ACCOUNTS. The Servicer will not, and will cause the Originator Subsidiaries not to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables unless such other cash and proceeds are removed from such Lock-Box Account within two (2) Business Days.

                                   ARTICLE VI
                         ADMINISTRATION AND COLLECTIONS

SECTION 6.1. APPOINTMENT OF SERVICER. The servicing, administering and collection of the Receivables shall be conducted by such Person (the "SERVICER") so designated from time to time in accordance with this Section
6.1. The Servicer shall be paid a Servicing Fee, in accordance with Section
2.5 hereof. Until the Company gives notice to the Parent of the designation of a new Servicer, the Parent is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Servicer may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Servicer, without the prior written consent of the Agent, provided that Servicer may appoint any of the Originator Subsidiaries to act for the Servicer as sub-servicer hereunder and further provided that the Servicer shall continue to remain solely liable for the performance of the duties as Servicer hereunder notwithstanding any such delegation hereunder. The Agent may, and upon the direction of the Majority Investors the Agent shall, after the occurrence of a Servicer Default or any other Termination Event (other than a Conduit Termination Event) designate as Servicer any Person (including itself) to succeed the Parent or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. Upon the occurrence of a Servicer Default, the Agent may notify any Obligor of the Transferred Interest.

         SECTION 6.2.  DUTIES OF SERVICER.

                  (a) The Servicer shall take or cause to be taken all such action as may be necessary or, in its determination, advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the applicable Credit and Collection Policy. Each of the Transferor, the Company, the Agent and the Bank Investors hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Affected Assets. To the extent permitted by applicable law, each of the Transferor and the Parent (to the extent not then acting as Servicer hereunder) hereby grants to any Servicer appointed hereunder an irrevocable power of attorney to take any and all steps in the Transferor's and/or the Parent's name and on behalf of the Transferor or the Parent necessary or desirable, in the reasonable determination of the Servicer, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's and/or the Parent's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Servicer shall set aside for the account of the Transferor and the Agent their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and 2.6 hereof. The Servicer shall set aside and deposit Collections of Receivables when required pursuant to Article II hereof. So long as no Termination Event (other than a Conduit Termination Event) or Potential Termination Event (other than a Conduit Termination Event) shall have occurred and be continuing, the Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of Receivables, and extend the maturity or adjust the outstanding balance as the Servicer may determine to be appropriate to maximize Collections thereof and otherwise modify the terms of Receivables as the Servicer, acting in a prudent manner, may determine to be appropriate to maximize Collections; PROVIDED, HOWEVER, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or a Defaulted Receivable. The Transferor shall deliver to the Servicer and the Servicer or the sub-servicer shall hold in trust for the Transferor and the Agent, on behalf of the Company and the Bank Investors, in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security. Following the occurrence of a Servicer Default, notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right, acting reasonably, to direct the Servicer (whether the Servicer is the Parent or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Servicer shall not make the Agent, the Company or any of the Bank Investors a party to any litigation without the prior written consent of such Person.

                  (b) The Servicer shall, as soon as practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Person which is not on account of a Receivable. If the Servicer is not the Transferor or the Parent or an Affiliate of the Transferor or the Parent, the Servicer, by giving three (3) Business Days' prior written notice to the Agent, may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 110% of the reasonable and appropriate out-of-pocket costs and expenses of such Servicer incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of the Agent, PROVIDED, HOWEVER, that at any time after the Percentage Factor equals or exceeds 100%, any compensation to the Servicer in excess of the Servicing Fee initially provided for herein shall be an obligation of the Transferor and shall not be payable, in whole or in part, from Collections allocated to the Company or the Bank Investors, as applicable. The Servicer, if other than the Transferor or the Parent or an Affiliate of the Transferor or the Parent, shall as soon as practicable upon demand, deliver to the Parent all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

                  (c) On or before ninety (90) days after the end of each fiscal year of the Servicer, beginning with the fiscal year ending December 31, 1999, the Servicer shall cause a firm of independent public accountants (who may also render other services to the Servicer, the Transferor, the Parent or any Affiliates of any of the foregoing) to furnish a report to the Agent to the effect that they have (i) compared the information contained in the Investor Reports delivered during such fiscal year then ended with the information contained in the Contracts and the Servicer's records and computer systems for such period, and that, on the basis of such examination and comparison, the information contained in the Investor Reports reconciles with the information contained in the Contracts and the Servicer's records and computer systems, (ii) performed procedures, to be agreed to by the Agent and the Servicer, to confirm the Net Receivables Balance as of the end of the fiscal year, (iii) performed procedures, to be agreed to by the Agent and the Servicer, to confirm that the Receivables satisfy the requirements of Eligible

Receivables, and (iv) conducted a 'negative confirmation' of a sample of the Receivables and verified that the Servicer's records and computer system used in servicing the Receivables contained correct information with regard to due dates and outstanding balances, except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement.

                  (d) Notwithstanding anything to the contrary contained in this Article VI, the Servicer, if not the Transferor, the Parent or any Affiliate of the Transferor or the Parent, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Transferred Interest other than to deliver to the Transferor the collections and documents with respect to any such indebtedness as described in Section 6.2(b) hereof.

         SECTION 6.3. RIGHTS AFTER DESIGNATION OF NEW SERVICER. At any time following the designation of a Servicer (other than the Transferor, the Parent or any Affiliate of the Transferor or the Parent) pursuant to Section 6.1 hereof:

                           (i)      The Agent may direct that payment of all
amounts payable under any Receivable be made directly to the Agent or its designee.

                           (ii)     The Transferor shall, at the Agent's request
and at the Transferor's expense, give notice of the Agent's, the Transferor's and/or the Bank Investors' ownership of Receivables to each Obligor and direct that payments be made directly to the Agent or its designee.

                           (iii)    The Transferor shall, at the Agent's
request, (A) assemble all of the Records, and shall make the same available to the Agent or its designee at a place selected by the Agent or its designee, and
(B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

                           (iv)     The Transferor and the Parent hereby
authorize the Agent to take any and all steps in the Transferor's or the Parent's name and on behalf of the Transferor and the Parent necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's or the Parent's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

         SECTION 6.4. SERVICER DEFAULT. The occurrence of any one or more of the following events shall constitute a Servicer Default:

                  (a) (i) the Servicer shall fail to observe or perform any term, covenant or agreement to be observed or performed under Sections 2.5, 2.6 or 2.11 hereof for more than one (1) consecutive Business Day, or (ii) the Servicer shall fail to observe or perform any term, covenant or agreement hereunder (other than as referred to in clause (i) or (iii) of this Section

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6.4(a)) or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, and such failure shall remain unremedied for fifteen (15) days after the Servicer knows or should have known of such failure, or (iii) the Servicer shall fail to make any payment or deposit required to be made by it hereunder when due or the Servicer shall fail to observe or perform any term, covenant or agreement on the Servicer's part to be performed under Section 2.7(b), 5.4(a), 5.4(f), 5.4(g), 5.4(h), 5.5(b), 5.5(c) or 5.5(e) hereof; or

                  (b) any representation, warranty, certification or statement made by the Servicer in this Agreement, the Receivables Purchase Agreement or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) failure of the Servicer or any of the Originator Subsidiaries (other than the Transferor) to pay when due (after any applicable grace period) any amounts due under any agreement under which any Indebtedness greater than $25,000,000 is governed; or the default by the Servicer or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness greater than $25,000,000 was created or is governed if the effect thereof is to cause or to permit the holder or holders thereof to cause such Indebtedness to become due prior to its stated maturity or any Indebtedness of the Servicer or any of its Subsidiaries greater than $25,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the scheduled date of maturity thereof; or

                  (d) any Event of Bankruptcy shall occur with respect to the Servicer or any of Originator Subsidiaries.

         SECTION 6.5. RESPONSIBILITIES OF THE TRANSFEROR AND THE PARENT. Anything herein to the contrary notwithstanding, the Transferor shall, and shall cause the Parent and each Originator Subsidiary, to, (i) perform all of the Parent's obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and under the Receivables Purchase Agreement and the exercise by the Agent, the Company and the Bank Investors of their rights hereunder and under the Receivables Purchase Agreement shall not relieve the Transferor or the Parent from such obligations and (ii) pay when due any taxes, including without limitation any sales taxes, payable in connection with the Receivables and their creation and satisfaction. Neither the Agent, the Company nor any of the Bank Investors shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Parent thereunder.

                                   ARTICLE VII
                               TERMINATION EVENTS

SECTION 7.1. TERMINATION EVENTS. The occurrence of any one or more of the following events shall constitute a Termination Event:

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                  (a)      (i) the Transferor or the Parent shall fail to make
any payment of Discount or any deposit to be made by it hereunder or under the Receivables Purchase Agreement within one Business Day of the date when due hereunder or thereunder or (ii) the Transferor or the Seller shall fail to make any other payment to be made by it hereunder or under the Fee Letter within five days of the date when due hereunder or thereunder; or

                  (b) any representation, warranty, certification or statement made by the Transferor or the Parent in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) the Transferor, or the Parent, shall default in the performance of any payment or undertaking (other than those covered by clause (a) above) (i) to be performed or observed under Sections 5.1(a)(ix), 5.1(a)(x), 5.1(b), 5.1(f), 5.1(g), 5.1(h), 5.1(i), 5.1(k), 5.1(l), 5.2(a),
(c), (d), (e), (f), (g), (i) or (l) or Section 5.3 or (ii) to be performed or observed under any other provision hereof and such default in the case of this clause (ii) shall continue for ten (10) Business Days after the date on which the Transferor or the Servicer, as the case may be, knew or should have known of such default; or

                  (d) any Event of Bankruptcy shall occur with respect to the Transferor, the Parent or any Originator Subsidiary; or

                  (e) the Agent, on behalf of the Company and the Bank Investors, shall, for any reason, fail or cease to have a valid and perfected first priority ownership or security interest in the Affected Assets free and clear of any Adverse Claims; or

                  (f)      a Servicer Default shall have occurred; or

                  (g) the Liquidity Provider or the Credit Support Provider shall have given notice that an event of default has occurred and is continuing under any of its respective agreements with the Company; or

                  (h) (i) the Percentage Factor exceeds the Maximum Percentage Factor unless the Transferor reduces the Net Investment or increases the balance of the Affected Assets on the next Business Day so as to reduce the Percentage Factor to less than or equal to the Maximum Percentage Factor; (ii) the Percentage Factor equals or exceeds 100% at any time; or (iii) the Net Investment plus, in the case where the Net Investment is held by the Company, the Interest Component of all outstanding Related Commercial Paper, shall exceed the Facility Limit; or

                  (i) the Commercial Paper issued by the Company shall not be rated at least "A-2" by S&P and at least "P-2" by Moody's; or

                  (j) failure of the Transferor, the Parent or any Originator Subsidiary of the Parent to pay when due any amounts due under any agreement to which any such Person is a party and under which any Indebtedness greater than $100,000, in the case of the Transferor, or $25,000,000, in the case of the Parent or any Originator Subsidiary, is governed; or the default by the Transferor, the Parent or any Originator Subsidiary in the performance of any term, provision

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or condition contained in any agreement to which any such Person is a party and under which any Indebtedness owing by the Transferor, the Parent or any Originator Subsidiary greater than such respective amounts was created or is governed, if the effect thereof is to cause, or permit the holder or holders thereof to cause such Indebtedness to become due prior to its stated maturity; or any Indebtedness owing by the Transferor, the Parent or any Originator Subsidiary greater than such respective amounts shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or


                  (k) there shall have occurred a material adverse change with respect to the Transferor or the Servicer which materially and adversely affects (i) the ability of the Servicer to collect the Receivables or (ii) the Transferor's or the Servicer's ability to perform their obligations under this Agreement or the Receivables Purchase Agreement which affects the rights of the Agent in the Receivables;

                  (l) the Dilution Ratio averaged for any period of two (2) consecutive months exceeds 5.5%; or

                  (m) the Loss to Liquidation Ratio averaged for any period of three (3) consecutive months exceeds 15%; or

                  (n) the Delinquency Ratio averaged for any period of three (3) consecutive months exceeds 35%; or

                  (o)      a Change of Control shall occur.

                  (p) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000.

         SECTION 7.2. TERMINATION. (a) Upon the occurrence of any Termination Event (other than a Conduit Termination Event), the Agent may, or at the direction of the Majority Investors shall, by notice to the Transferor and the Servicer declare the Termination Date to have occurred; PROVIDED, HOWEVER, that in the case of any event described in Section 7.1(d), 7.1(e), 7.1(h)(ii), 7.1(h)(iii), the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other

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rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, all of which rights shall be cumulative.

                  (b) Upon the declaration or automatic occurrence of the Termination Date pursuant to Section 7.2(a) other than as a result of events pertaining to clauses (g) or (i) of Section 7.1, all outstanding Tranche Periods shall end and on and after the Termination Date the Tranche Rate applicable to the Net Investment shall be equal to the Base Rate plus 1.00% for all existing and future Tranche Periods.

                  (c) Upon the occurrence and during the continuance of a Conduit Termination Event and provided that the Termination Date shall not have occurred as a result of an event of the type set forth in clause (i), (iv), (v) or (vii) of the definition of "Termination Date" and that no Termination Event (other than an event of the type set forth in clause (g) or (i) of Section 7.1) shall have occurred and be continuing, the Bank Investors shall purchase Receivables which comply with all of the criteria for an Eligible Receivable set forth herein in accordance with Section 9.9(a).

                                  ARTICLE VIII
                   INDEMNIFICATION; EXPENSES; RELATED MATTERS

SECTION 8.1. INDEMNITIES BY THE TRANSFEROR. Without limiting any other rights which they may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Company, the Bank Investors, the Agent, the Administrative Agent, the Collateral Agent, the Liquidity Provider and the Credit Support Provider and any successors and permitted assigns and their respective officers, directors, employees, counsel and agents (collectively, "INDEMNIFIED PARTIES") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of the Liquidity Provider, the Credit Support Provider, the Agent, the Administrative Agent or the Collateral Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them in any action or proceeding between the Transferor or the Parent (including, in its capacity as the Servicer) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Agent, the Company or any Bank Investor of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or
(ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables and Related Security. Without limiting the generality of the foregoing, but subject to the preceding exclusions, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                           (i)      any representation or warranty made by the
Transferor or the Parent (including, in its capacity as the Servicer) or any officers of the Transferor or the Parent (including, in its capacity as the Servicer) under or in connection with this Agreement, the Receivable Purchase Agreement, any of the other Transaction Documents, any Investor Report or

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any other information or report delivered by or on behalf of the Transferor or the Servicer pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                           (ii)     the failure by the Transferor or the Parent
(including, in its capacity as the Servicer) to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

                           (iii)    the failure (x) to vest and maintain vested
in the Agent, on behalf of the Company and the Bank Investors, a perfected first priority ownership interest (to the extent of the Transferred Interest) in the Affected Assets free and clear of any Adverse Claim or (y) to create or maintain a valid and perfected first priority security interest in favor of the Agent, for the benefit of the Company and the Bank Investors, in the Affected Assets as contemplated pursuant to Section 10.10, free and clear of any Adverse Claim;

                           (iv)     the failure to file, or any delay in filing,
financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

                           (v)      any dispute, claim, offset or defense
(other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                           (vi)     any failure of the Servicer to perform its
duties or obligations in accordance with the provisions hereof; or

                           (vii)    any products liability claim or personal
injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

                           (viii)   the transfer of an ownership interest in any
Receivable other than an Eligible Receivable;

                           (ix)     the failure by the Transferor or the Parent
(individually or as Servicer) to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Receivables or the Contracts;

                           (x)      the Percentage Factor exceeding the Maximum
Percentage Factor at any time;

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                           (xi)     the failure of the Parent to pay when due
any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

                           (xii)    any repayment by any Indemnified Party of
any amount previously distributed in reduction of Net Investment which such Indemnified Party believes in good faith is required to be made;

                           (xiii)   the commingling by the Transferor, the
Parent or the Servicer of Collections of Receivables at any time with other funds;

                           (xiv)    any investigation, litigation or proceeding
related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor or the Parent, the ownership of Transferred Interests, or any Receivable, Related Security or Contract;

                           (xv)     the failure of any Lock-Box Bank to remit
any amounts held in any Lock-Box Account pursuant to the instructions of the Servicer, the Transferor, the Parent or the Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Lock-Box Agreement) whether by reason of the exercise of set-off rights or otherwise;

                           (xvi)    any inability to obtain any judgment in or
utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Transferor or the Parent to qualify to do business or file any notice of business activity report or any similar report;

                           (xvii)   any failure of the Transferor to give
reasonably equivalent value to the Parent in consideration of the purchase by the Transferor from the Parent of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

                           (xviii)  any action taken by the Transferor, the
Parent, or the Servicer (if the Transferor, the Parent or any Affiliate or designee of the Transferor or the Parent) in the enforcement or collection of any Receivable;

                           (xix)    the use of the proceeds of any Transfer or
reinvestment; or

                           (xx)     the transactions contemplated hereby being
characterized as other than debt for purposes of the Code;

PROVIDED, HOWEVER, that if the Company enters into agreements for the purchase of interests in receivables from one or more Other Transferors, the Company shall allocate such Indemnified Amounts which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Transferor and each Other Transferor; and, PROVIDED, FURTHER, that if such Indemnified Amounts are attributable

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to the Transferor, the Parent or the Servicer and not attributable to any
Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor, the Parent or the Servicer, such Other Transferors shall be solely liable for such Indemnified Amounts.

         SECTION 8.2. INDEMNITY FOR TAXES, RESERVES AND EXPENSES. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the administration, interpretation or application of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

                           (i)      shall subject any Indemnified Party (or its
applicable lending office) to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located);

                           (ii)     shall impose, modify or deem applicable any
reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Liquidity Provider Agreement or the credit support provided by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables; or

                           (iii)    imposes upon any Indemnified Party any
other condition or expense (including, without limitation, any loss of margin, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction

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Documents, the ownership, maintenance or financing of the Transferred
Interests or the Receivables,

and the result of any of the foregoing is to increase the cost to or to reduce the amount of any sum received or receivable by such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Provider Agreement or the Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

                  (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Official Body, or any request or directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

                  (c) The Agent will promptly notify the Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 8.2. A notice by the Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder and the basis for calculation thereof shall be conclusive in the absence of manifest error. In determining such amount, the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

                  (d) Anything in this Section 8.2 to the contrary notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section 8.2 which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support provided by the Credit Support Provider ("SECTION 8.2 COSTS") to the Transferor and each Other Transferor; PROVIDED, HOWEVER, that if such Section 8.2 Costs are attributable to the Transferor, the Parent or the Servicer and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.2 Costs or if such
Section 8.2 Costs are attributable to Other Transferors and not attributable to the Transferor, the Parent or the Servicer, such Other Transferors shall be solely liable for such Section 8.2 Costs.

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         SECTION 8.3. TAXES. All payments made hereunder by the Transferor or the Servicer (each, a "payor") to the Company, any Bank Investor or the Agent (each, a "recipient") shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such non-excluded items being called "TAXES"), but excluding franchise taxes and taxes imposed on or measured by the recipient's net income or gross receipts ("EXCLUDED TAXES"). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                  (c) pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

         SECTION 8.4. OTHER COSTS, EXPENSES AND RELATED MATTERS. (a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Company, the Bank Investors and/or the Agent) or intangible, documentary or recording taxes incurred by or on behalf of the Company, any Bank Investor and the Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents,
(b) arising in connection with the Company's, any Bank Investor's, the Agent's or the Collateral Agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (c) arising in connection with any audit, dispute,

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disagreement, litigation or preparation for litigation involving this
Agreement or any of the other Transaction Documents; PROVIDED, HOWEVER that the Transferor shall not be required to pay the fees of more than one outside counsel for all such parties with respect to the foregoing.

                  (b) The Transferor shall pay the Agent, for the account of the Company and the Bank Investors, as applicable, on demand any Early Collection Fee due on account of the reduction of a Tranche on a day prior to the last day of its Tranche Period.

         SECTION 8.5. RECONVEYANCE UNDER CERTAIN CIRCUMSTANCES.

                  (a) The Transferor agrees to accept the reconveyance from the Agent, on behalf of the Company or the Bank Investors, of the Transferred Interest if the Agent notifies Transferor of a material breach of any of the representations and warranties described in Section 3.1(a), (b) or (c), and the Transferor shall fail to cure such breach within fifteen (15) days.

                  (b) The Transferor agrees to accept the reconveyance from the Agent, on behalf of the Company or the Bank Investors, of those Receivables as to which the representations contained in Section 3.1(d) or (j) are inaccurate, if the Agent notifies the Transferor of a material breach of the representations and warranties described in Section 3.1(d) or (j) and the Transferor shall fail to cure such breach within three (3) Business Days of such notice.

                  (c) The Transferor agrees to accept the reconveyance from the Agent, on behalf of the Company or the Bank Investors, of those Receivables which were represented as Eligible Receivables but are not Eligible Receivables, if the Agent notifies the Transferor that a material amount of Receivables are not Eligible Receivables, and the Transferor shall fail to cure such event within fifteen (15) days.

         SECTION 8.6. INDEMNITIES BY THE SERVICER. Without limiting any other rights which the Agent, the Company or the Bank Investors or the other Indemnified Parties may have hereunder or under applicable law, the Servicer hereby agrees to indemnify (without recourse, except as otherwise specifically provided in this Agreement) the Indemnified Parties from and against any and all Indemnified Amounts arising out of or resulting from (a) the failure of any information contained in the Investor Report (to the extent provided by the Servicer) to be true and correct, or the failure of any other information provided to the Agent, the Company or any Bank Investor by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made, (c) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable resulting from or related to the collection activities of the Servicer hereunder in respect of such Receivable (including, without limitation, the activities of any Person to whom the Servicer has delegated any of its duties hereunder), or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof, excluding, however recourse for uncollectible Receivables and Related Security.

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                                   ARTICLE IX
                           THE AGENT; BANK COMMITMENT

SECTION 9.1. AUTHORIZATION AND ACTION. Each of the Company and each Bank Investor hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Transaction Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 9.5 and the first sentence of Section
9.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for the Company or any Bank Investor; (b) shall not be responsible to the Company or any Bank Investor for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Transaction Document or any certificate or other document referred to or provided for in, or received by any of them under, any Transaction Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Transaction Document, or any other document referred to or provided for therein or for any failure by any of the Transferor, the Parent or the Servicer or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any of the Transferor, the Parent or the Servicer or the satisfaction of any condition or to inspect the property (including the books and records) of any of the Transferor, the Parent or the Servicer or any of their Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Transaction Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Transaction Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         SECTION 9.2. AGENT'S RELIANCE, ETC. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any of the Transferor, the Parent or the Servicer), independent accountants, and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Investors, and such instructions shall be binding on the Company and all of the Bank Investors; PROVIDED, HOWEVER, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Transaction Document or applicable law or unless it shall first be indemnified to its satisfaction by the Bank Investors against any and all liability and expense which may be incurred by it by reason of taking any such action.

         SECTION 9.3. TERMINATION EVENT OR POTENTIAL TERMINATION EVENT. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Termination Event or

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a Termination Event unless the Agent has received written notice from the
Company, a Bank Investor or the Transferor specifying such Potential Termination Event or Termination Event and stating that such notice is a "Notice of Termination Event or Potential Termination Event". In the event that the Agent receives such a notice of the occurrence of a Potential Termination Event or Termination Event, the Agent shall give prompt notice thereof to the Company and the Bank Investors. The Agent shall (subject to Section 9.2 hereof) take such action with respect to such Potential Termination Event or Termination Event as shall reasonably be directed by the Majority Investors, PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Termination Event or Termination Event as it shall deem advisable in the best interest of the Company and the Bank Investors.

         SECTION 9.4. RIGHTS AS BANK INVESTOR. With respect to its Commitment, NationsBank (and any successor acting as Agent) in its capacity as a Bank Investor hereunder shall have the same rights and powers hereunder as any other Bank Investor and may exercise the same as though it were not acting as the Agent, and the term "Bank Investor" or "Bank Investors" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to the Company or any Bank Investor) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any of the Transferor, the Parent and the Servicer or any of their Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any of the Transferor, the Parent and the Servicer or any of their Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Company or any Bank Investor.

         SECTION 9.5. INDEMNIFICATION OF THE AGENT. The Bank Investors agree to indemnify the Agent (to the extent not reimbursed by the Transferor), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent (including by the Company or any Bank Investor) in any way relating to or arising out of this Agreement or any other Transaction Document or the transactions contemplated thereby or any action taken or omitted by the Agent under this Agreement or any other Transaction Document, PROVIDED that no Bank Investor shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person indemnified. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including attorneys' fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Transferor. The agreements contained in this

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Section shall survive payment in full of the Net Investment and all other amounts payable under this Agreement.

         SECTION 9.6. NON-RELIANCE. Each of the Company and each Bank Investor agrees that it has, independently and without reliance on the Agent or the Company or any Bank Investor, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Receivables, the Transferor, the Parent, the Servicer and their respective Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Company or any Bank Investor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Transaction Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Company and the Bank Investors by the Agent hereunder, the Agent shall not have any duty or responsibility to provide the Company or any Bank Investor with any credit or other information concerning the affairs, financial condition, or business of any of the Transferor, the Parent or the Servicer or any of their Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

         SECTION 9.7. RESIGNATION OF AGENT. The Agent may resign at any time by giving notice thereof to the Company, the Bank Investors and the Transferor. Upon any such resignation, the Majority Investors shall have the right to appoint a successor Agent. If no such successor Agent shall have been so appointed by the Majority Investors and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Company and the Bank Investors, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         SECTION 9.8. PAYMENTS BY THE AGENT. Unless specifically allocated to a Bank Investor pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Bank Investors shall be paid by the Agent to the Bank Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the Net Investment on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Bank Investors on such Business Day, but, in any event, shall pay such amounts to the Bank Investors in accordance with their respective related pro rata interests in the Net Investment not later than the following Business Day.

         SECTION 9.9. BANK COMMITMENT; ASSIGNMENT TO BANK INVESTORS.

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                  (a)      BANK COMMITMENT. At any time on or prior to the
Commitment Termination Date, in the event that the Company does not effect an Incremental Transfer as requested under Section 2.2(a), then at any time, the Transferor shall have the right to require the Company to assign its interest in the Transferred Interest and the Net Investment in whole to the Bank Investors pursuant to this Section 9.9(a). In addition, at any time on or prior to the Commitment Termination Date (i) upon the occurrence of a Termination Event (including a Conduit Termination Event) that results in the Termination Date (which, for purposes of this clause (i) only, shall include clauses (ii) and (iii) of the definition of "Termination Date") or (ii) the Company elects to give notice to the Transferor of an Investment Termination Date, the Transferor hereby requests and directs that the Company assign, and the Company does hereby assign, its interest in the Transferred Interest and the Net Investment in whole to the Bank Investors pursuant to this Section 9.9(a) and the Bank Investors hereby accept such assignment. The Transferor hereby agrees to pay the amounts described in Section 9.9(c) below. No further documentation or action on the part of the Company shall be required to exercise the rights set forth in the immediately preceding sentence, other than, in the case of clause (i) of such sentence, receipt of notice by the Bank Investors from the Agent that a Termination Date has occurred or, in the case of clause (ii) of such sentence, the giving of the notice set forth in such clause and the delivery by the Agent of a copy of such notice to each Bank Investor (the date of the receipt of a notice referred to in such clauses being the "EFFECTIVE DATE"). Each Bank Investor hereby agrees, unconditionally and irrevocably and under all circumstances, without setoff, counterclaim or defense of any kind, to pay the full amount of its Assignment Amount on such Effective Date to the Company in immediately available funds to an account designated by the Agent. Upon payment of its Assignment Amount, each Bank Investor shall acquire its Pro Rata Share of the Transferred Interest and the Net Investment and shall assume its respective portion of the Company's obligations hereunder, and the Company shall be released from such portion of such obligations. If, by 2:00 P.M. (New York time) on the Effective Date, one or more Bank Investors (each, a "DEFAULTING BANK INVESTOR", and each Bank Investor other than any Defaulting Bank Investor being referred to as a "NON-DEFAULTING BANK INVESTOR") fails to pay its Assignment Amount (the aggregate amount not so made available to the Company being herein called the "ASSIGNMENT AMOUNT DEFICIT"), then the Agent shall, by no later than 2:30 P.M. (New York time) on the Effective Date, instruct each Non-Defaulting Bank Investor to pay, by no later than 3:00 P.M. (New York time) on the Effective Date, in immediately available funds, to the account designated by the Company, an amount equal to the lesser of (x) such Non-Defaulting Bank Investor's proportionate share (based upon the relative Commitments of the Non-Defaulting Bank Investors) of the Assignment Amount Deficit and (y) its unused Commitment. A Defaulting Bank Investor shall forthwith, upon demand, pay to the Agent for the ratable benefit of the Non-Defaulting Bank Investors all amounts paid by each Non-Defaulting Bank Investor on behalf of such Defaulting Bank Investor, together with interest thereon for each day from the date a payment was made by a Non-Defaulting Bank Investor until the date such Non-Defaulting Bank Investor has been paid such amounts in full at a rate per annum equal to the rate determined in accordance with clause (i) of the definition of "Base Rate" plus two percent (2%). In addition, if, after giving effect to the provisions of the immediately preceding sentence, any Assignment Amount Deficit continues to exist, each such Defaulting Bank Investor shall pay interest to the Agent on such Defaulting Bank Investor's portion of such remaining Assignment Amount Deficit, at a rate per annum equal to the rate determined in accordance with clause (i) of the definition of

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"Base Rate" plus two percent (2%), for each day from the Effective Date until the date such Defaulting Bank Investor shall pay its portion of such remaining Assignment Amount Deficit in full to the Company. Upon any assignment by the Company to the Bank Investors contemplated hereunder, the Company shall cease to make any additional Incremental Transfers hereunder.

                  (b)      Assignment by a Bank Investor.

                           (i)      No Bank Investor may assign all or any
portion of its Commitment or interest in the Transferred Interest or Net Investment and its rights and obligations hereunder to any Person unless approved in writing by the Transferor (which approval shall not be unreasonably withheld), the Administrative Agent, on behalf of the Company, and the Agent. In connection with any such assignment by a Bank Investor to another Person, the assignor shall deliver to the assignee an Assignment and Assumption Agreement, duly executed, assigning to such assignee all or any portion of (A) such assignor's Commitment and other obligations hereunder and
(B) such assignor's pro rata interest in the Transferred Interest and Net Investment and other rights hereunder, and such assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such assignor's Commitment and interest in the Transferred Interest and Net Investment for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party and (ii) the assignor shall have no further obligations with respect to the portion of its Commitment hereunder which has been assigned and shall relinquish its rights with respect to the portion of its interest in the Transferred Interest and the Net Investment which has been assigned for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the Transferor. All costs and expenses of the Agent incurred in connection with any assignment hereunder shall be borne by the Transferor. No Bank Investor shall enter into any Assignment and Assumption Agreement hereunder without also simultaneously assigning an equal portion of its interest in the Liquidity Provider Agreement.

                           (ii)     By executing and delivering an Assignment
and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no

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responsibility with respect to the financial condition of the Transferor, the
Parent or the Servicer or the performance or observance by the Transferor, the Parent or the Servicer of any of their respective obligations under this Agreement, the Receivables Purchase Agreement, the other Transaction
Documents or any other instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement, the Receivables Purchase Agreement, and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables, the Contracts and the Related Security; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Company any proceeding of the type referred to in Section 10.9 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company.

                  (c) TRANSFEROR'S OBLIGATION TO PAY CERTAIN AMOUNTS; ADDITIONAL ASSIGNMENT AMOUNT. The Transferor shall pay to the Agent, for the account of the Company, in connection with any assignment by the Company to the Bank Investors pursuant to Section 9.9(a), an aggregate amount equal to all Discount to accrue through the end of each outstanding Tranche Period plus all other Aggregate Unpaids (other than the Net Investment). If the Transferor fails to make payment of such amounts at or prior to the time of assignment by the Company to the Bank Investors, such amount shall be paid by the Bank Investors (in accordance with their respective Pro Rata Shares) to the Company as additional consideration for the interests assigned to the Bank Investors and the amount of the "Net Investment" hereunder held by the Bank Investors shall be increased by an amount equal to the additional amount so paid by the Bank Investors.

                  (d) ADMINISTRATION OF AGREEMENT AFTER ASSIGNMENT BY COMPANY TO BANK INVESTORS. After any assignment by the Company to the Bank Investors pursuant to Section 9.9(a) (and the payment of all amounts owing to the Company in connection therewith), all rights of the Administrative Agent and the Collateral Agent set forth herein shall be deemed to be afforded to the Agent on behalf of the Bank Investors instead of either such party.

                  (e) PAYMENTS AFTER ASSIGNMENT BY COMPANY TO BANK INVESTORS. After any assignment by the Company to the Bank Investors pursuant to
Section 9.9(a), all payments to be made hereunder by the Transferor or the Servicer to the Company shall be made to the Agent's account as such account shall have been notified to the Transferor and the Servicer. In the event that the aggregate of the Assignment Amounts paid by the Bank Investors pursuant to Section

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9.9(a) is less than the Net Investment of the Company on the date of such assignment, then to the extent payments made hereunder in respect of the Net Investment exceed the aggregate of the Assignment Amounts, such excess shall be remitted by the Agent to the Collateral Agent.

                  (f) DOWNGRADE OF BANK INVESTOR. If at any time prior to any assignment by the Company to the Bank Investors as contemplated pursuant to Section 9.9(a), the short term debt rating of any Bank Investor shall be "A-2" or "P-2" from Standard & Poor's or Moody's, respectively, with negative credit implications, such Bank Investor, upon request of the Agent, shall, within thirty (30) days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications and which is acceptable to the Company and the Agent). If the short term debt rating of a Bank Investor shall be "A-3" or "P-3", or lower, from Standard & Poor's or Moody's, respectively (or such rating shall have been withdrawn by Standard & Poor's or Moody's), such Bank Investor, upon request of the Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications and which is acceptable to the Company and the Agent). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the Company shall have the right to require such Bank Investor to pay to the Agent an amount equal to such Bank Investor's Commitment for deposit by the Agent into an account, in the name of the Agent, which shall be in satisfaction of such Bank Investor's obligations to make Incremental Transfers and to pay its Assignment Amount upon an assignment from the Company in accordance with
Section 9.9(a) hereof. The amount on deposit in such account shall be invested by the Agent in Eligible Investments and such Eligible Investments shall be selected by the Agent in its sole discretion. The Agent shall remit to such Bank Investor, monthly, the income thereon. Nothing in the three preceding sentences shall affect or diminish in any way any such downgraded Bank Investor's Commitment to the Transferor or the Company or such downgraded Bank Investor's other obligations and liabilities hereunder and under the other Transaction Documents.

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.1. TERM OF AGREEMENT. This Agreement shall terminate on the date following the Termination Date upon which either (a) the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, in each case, in cash; or (b) all Receivables sold hereunder, have been written-off after all commercially reasonable efforts to collect such Receivables have been exhausted or such Receivables have been collected, whichever is earlier, PROVIDED, HOWEVER, that (i) the rights and remedies of the Agent, the Company, the Bank Investors and the Administrative Agent with respect to any representation and warranty made or deemed to be made by the Transferor pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, and (iii) the agreement set forth in Section 10.9 hereof, shall be continuing and shall survive any termination of this Agreement.

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         SECTION 10.2. WAIVERS; AMENDMENTS. (a) No failure or delay on the part of the Agent, the Company, the Administrative Agent or any Bank Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

                  (b) Any provision of this Agreement or any other Transaction Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Transferor, the Servicer, the Company and the Majority Investors (and, if Article IX or the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that no such amendment or waiver shall, unless signed by each Bank Investor directly affected thereby, (i) increase the Commitment of a Bank Investor, (ii) reduce the Net Investment or rate of interest to accrue thereon or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Net Investment or interest with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments of Bank Investors which shall be required for the Bank Investors or any of them to take any action under this Section or any other provision of this Agreement, (v) release all or substantially all of the property with respect to which a security or ownership interest therein has been granted hereunder to the Agent or the Bank Investors except as specifically permitted by the Transaction Documents or (vi) extend or permit the extension of the Commitment Termination Date. In the event the Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

         SECTION 10.3. NOTICES. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 10.3 and confirmation is received,
(ii) if given by mail, three (3) Business Days following such posting, if postage prepaid, or if sent via U.S. certified or registered mail, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 10.3. However, anything in this Section 10.3 to the contrary notwithstanding, the Transferor hereby authorizes the Company to effect Transfers, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Company in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Company a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Company, the records of the Company shall govern absent manifest error.

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                  If to the Company:

                           Enterprise Funding Corporation
                           c/o Global Securitization Services, LLC
                           25 West 43rd Street
                           Suite 704
                           New York, New York  10036
                           Attention: Kevin Burns, Vice President
                           Telephone:  (212) 302-8331
                           Telecopy:   (212) 302-8767

                           (with a copy to the Administrative Agent)

            If to the Transferor:

                           KCH FUNDING, L.L.C.
                           21900 Burbank Boulevard, Suite 112
                           Woodland Hills, CA  91367-7418
                           Attention:  Treasurer
                           Telephone:  (818) 992-2890
                           Telecopy:    (818) 992-2673
                           Payment Information:
                           Bank of America
                           333 So. Beaudry Ave.
                           Los Angeles, California
                           ABA: 121000358
                           Account: 12571-26616
                           Reference: EFC Facility

                  If to the Parent or the Servicer:

                           UNOVA, Inc.
                           21900 Burbank Boulevard
                           Woodland, Hills, CA  91367-7418
                           Attention:  Treasurer
                           Telephone:  (818) 992-2880
                           Telecopy:    (818) 992-2627

                  If to the Agent or the Administrative Agent:

                           NationsBank, N.A.
                           NationsBank Corporate Center, 10th Floor
                           Charlotte, North Carolina  28255
                           Attention:  Michelle M. Heath,
                           Asset Backed Securitization Group
                           Telephone:  (704) 386-7922
                           Telecopy:   (704) 388-9169
                           Payment Information:
                           NationsBank, N.A.
                           ABA 053-000-196
                           for the account of NationsBank Charlotte
                           Account No.  109360165000
                           Attn.: Camille Zerbinos


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

         SECTION 10.4. GOVERNING LAW; SUBMISSION TO JURISDICTION; INTEGRATION.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. EACH OF THE TRANSFEROR, THE PARENT AND THE SERVICER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the Transferor, Parent and Servicer hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 10.4 shall affect the right of the Company to bring any action or proceeding against any of the Transferor, the Parent or the Servicer or its respective property in the courts of other jurisdictions.

                  (b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

                  (c) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                  (d) The Transferor, the Parent and the Servicer each hereby appoint National Registered Agents, Inc. located at 440 Ninth Avenue, New York, New York 10001 as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York by the Company, the Agent, any Bank Investor, the Administrative Agent, the Collateral Agent or any assignee of any of them. Process may also be served by any other legal means.

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

         SECTION 10.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

         SECTION 10.6. SUCCESSORS AND ASSIGNS. (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither the Transferor, the Servicer nor the Parent may assign any of its rights or delegate any of its duties hereunder or under the Receivables Purchase Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent. No provision of this Agreement shall in any manner restrict the ability of the Company or any Bank Investor to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest.

                  (b) Without limiting the foregoing, the Company may, from time to time, with prior or concurrent notice to Transferor and Servicer, in one transaction or a series of transactions, assign all or a portion of the Transferred Interest and the Net Investment and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a similarly rated Conduit Assignee. Upon and to the extent of such assignment by the Company to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of the Transferred Interest and the Net Investment, (ii) the related administrative agent for such Conduit Assignee will act as the Administrative Agent for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to the Administrative Agent hereunder or under the other Transaction Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to the Company and its Liquidity Support Provider(s) and Credit Support Provider(s), respectively, herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of the Company's obligations, if any, hereunder or any other Transaction Document, and the Company shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the Company and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the Net Investment shall be made to the applicable agent or administrative agent, as applicable, on behalf of the Company and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the definition of the term "CP Rate" with respect to the portion of the Net Investment funded with commercial paper issued by the Company from time to time shall be determined in the manner set forth in the definition of "CP Rate" applicable to the Company on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than the Company), (vii) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by the Agent or administrative agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Agent or such administrative agent may reasonably request to evidence and give effect to the foregoing. No

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

assignment by the Company to a Conduit Assignee of all or any portion of the Net Investment shall in any way diminish the related Bank Investors' obligation under Section 9.9 hereof or otherwise to fund any Incremental Transfer not funded by the Company or such Conduit Assignee or to acquire from the Company or such Conduit Assignee all or any portion of the Net Investment.

                  (c) In the event that the Company makes an assignment to a Conduit Assignee in accordance with Section 10.6 (b) hereof, the Bank
Investors: (i) if requested by NationsBank, shall terminate their participation in the Liquidity Provider Agreement to the extent of such assignment, (ii) if requested by NationsBank, shall execute a participation agreement with respect to the liquidity provider agreement related to such Conduit Assignee, to the extent of such assignment, the terms of which shall be substantially similar to those of the participation agreement entered into by such Bank Investor with respect to the Liquidity Provider Agreement (or which shall be otherwise reasonably satisfactory to NationsBank and the Bank Investors), (iii) if requested by the Company, shall enter into such agreements as requested by the Company pursuant to which they shall be obligated to provide funding to the Conduit Assignee on substantially the same terms and conditions as is provided for in this Agreement in respect of the Company (or which agreements shall be otherwise reasonably satisfactory to the Company and the Bank Investors), and
(iv) shall take such actions as the Agent shall reasonably request in connection therewith.

                  (d) Each of the Transferor, the Parent and the Servicer hereby agrees and consents to the assignment by the Company from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred Interest to any Liquidity Provider. In addition, each of the Transferor, the Parent and the Servicer hereby consents to and acknowledges the assignment by the Company of all of its rights under, interest in and title to this Agreement and the Transferred Interest to the Collateral Agent.

         SECTION 10.7. WAIVER OF CONFIDENTIALITY. Each of the Transferor, the Parent and the Servicer hereby consents to the disclosure of any non-public information with respect to it received by the Company, the Agent, any Bank Investor or the Administrative Agent to any of the Company, the Agent, any nationally recognized rating agency rating the Company's Commercial Paper, the Administrative Agent, the Collateral Agent, any Bank Investor or potential Bank Investor, the Liquidity Provider or the Credit Support Provider in relation to this Agreement, PROVIDED that with respect to any such disclosure to a potential Bank Investor, such Persons shall inform such potential Bank Investor of the non-public nature of such information and, where practicable, obtain a confidentiality agreement from such Bank Investor.

         SECTION 10.8. CONFIDENTIALITY AGREEMENT. Each of the Transferor, the Parent and the Servicer hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information identified as such of the Company, the Agent, the Administrative Agent, the Collateral Agent, any Liquidity Provider or any Bank Investor to any other Person except
(i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required by applicable law or order of a court of competent jurisdiction.

         SECTION 10.9. NO BANKRUPTCY PETITION AGAINST THE COMPANY. Each of the Transferor, the Servicer and the Parent hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Company, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         SECTION 10.10. CHARACTERIZATION OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT. It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Agent, on behalf of the Company and the Bank Investors, and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Agent, on behalf of the Company and the Bank Investors, and the Transferor hereby grants to the Agent, on behalf of the Company and the Bank Investors, a first priority perfected and continuing security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with Related Security, Collections and Proceeds with respect thereto, and together with all of the Transferor's rights under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of the Parent with respect to the Receivables, and that this Agreement shall constitute a security agreement under applicable law. The Transferor hereby assigns to the Agent, on behalf of the Company and the Bank Investors, all of its rights and remedies under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of the Parent with respect to the Receivables. For federal and state income tax purposes, the Transferor and the Agent agree to treat the transactions hereunder as a financing.


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

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transfer and Administration Agreement as of the date first written above.

                                                     ENTERPRISE FUNDING
                                                         CORPORATION,
                                                       as Company


                                                     By: /S/ ANDREW L. STIDD
                                                         -----------------------
                                                         Andrew L. Stidd
                                                         President

                                                     KCH FUNDING, L.L.C.,
                                                       as Transferor


                                                     By: /S/ ELMER C. HULL, JR.
                                                         -----------------------
                                                         Elmer C. Hull, Jr.
                                                         Treasurer


                                                     UNOVA, INC.,
                                                       as Parent and Servicer


                                                     By: /S/ CHARLES A. CUSUMANO
                                                         -----------------------
                                                         Charles A. Cusumano
                                                         Vice President


COMMITMENT                                           NATIONSBANK, N.A., as Agent
$102,000,000                                         and a Bank Investor


                                                     By: /S/ ROBERT R. WOOD
                                                         -----------------------
                                                         Robert R. Wood
                                                         Vice President

                                                                         ANNEX 1
                         SPECIAL CONCENTRATION OBLIGORS


NAME OF DESIGNATED OBLIGOR       CONCENTRATION FACTOR      MOODY'S RATING      S&P RATING
--------------------------       --------------------      --------------      ----------
General Motors                               10%               A3                    A-
Ford                                         10%               A3                    A-
DaimlerChrysler                              10%               A3                    A-
Caterpillar                                  10%               A3                    A-
Cummins Engine                                7%              Baa3                  BBB-



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